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                                  TABLE OF CONTENTS

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Article I     PURPOSE AND EFFECTIVE DATE . . . . . . . . . . . . . . . .  1

Article II    DEFINITIONS AND CERTAIN PROVISIONS . . . . . . . . . . . .  1
2.1   Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.2   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.3   Board of Directors . . . . . . . . . . . . . . . . . . . . . . . .  1
2.4   Bonus    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.5   Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.6   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.7   Compensation Committee . . . . . . . . . . . . . . . . . . . . . .  1
2.8   Deferral Year. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.9   Deferred Benefit Account . . . . . . . . . . . . . . . . . . . . .  1
2.10  Determination Date . . . . . . . . . . . . . . . . . . . . . . . .  1
2.11  Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.12  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.13  Investment Index or Indices. . . . . . . . . . . . . . . . . . . .  2
2.14  Plan     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.15  Salary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.16  Termination of Service . . . . . . . . . . . . . . . . . . . . . .  2

Article III   PARTICIPATION AND COMPENSATION REDUCTION . . . . . . . . .  2
3.1   Eligibility and Participation. . . . . . . . . . . . . . . . . . .  2
3.2   New Participants . . . . . . . . . . . . . . . . . . . . . . . . .  2
3.3   Minimum and Maximum Deferral and Length of Participation . . . . .  3
3.4   Emergency Benefit:  Waiver of Deferral . . . . . . . . . . . . . .  3


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Article IV    DEFERRED BENEFIT ACCOUNT . . . . . . . . . . . . . . . . .  3
4.1   Timing of Deferral Credits . . . . . . . . . . . . . . . . . . . .  3
4.2   Matching Contributions . . . . . . . . . . . . . . . . . . . . . .  4
4.3   Investment Indices and Elections . . . . . . . . . . . . . . . . .  4
4.4   Reallocations. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
4.5   Crediting of Earnings. . . . . . . . . . . . . . . . . . . . . . .  4
4.6   Vesting of Deferred Benefit Account. . . . . . . . . . . . . . . .  4
4.7   Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Article V     BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . .  4
5.1   In Service Withdrawal. . . . . . . . . . . . . . . . . . . . . . .  4
5.2   Accelerated Withdrawal . . . . . . . . . . . . . . . . . . . . . .  5
5.3   Termination Benefit. . . . . . . . . . . . . . . . . . . . . . . .  5
5.4   Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . .  5
5.5   Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
5.6   Form of Benefit Payment. . . . . . . . . . . . . . . . . . . . . .  5
5.7   Commencement of Payments . . . . . . . . . . . . . . . . . . . . .  6
5.8   Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . .  6

Article VI    BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . .  6
6.1   Beneficiary Designation. . . . . . . . . . . . . . . . . . . . . .  6
6.2   Amendments; Martial Status . . . . . . . . . . . . . . . . . . . .  6
6.3   No Beneficiary Designation . . . . . . . . . . . . . . . . . . . .  6
6.4   Effect of Payment. . . . . . . . . . . . . . . . . . . . . . . . .  6

Article-VII   ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . .  6
7.1   Committee:  Duties . . . . . . . . . . . . . . . . . . . . . . . .  6
7.2   Agents  8
7.3   Binding Effect of Decisions. . . . . . . . . . . . . . . . . . . .  7
7.4   Indemnity of Committee . . . . . . . . . . . . . . . . . . . . . .  7


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Article-VIII  CLAIMS FOR BENEFITS PROCEDURE. . . . . . . . . . . . . . .  7
8.1   Claim for Benefits . . . . . . . . . . . . . . . . . . . . . . . .  7
8.2   Request for Review of a Denial of Claim for Benefits . . . . . . .  7
8.3   Decision Upon Review of Denial of Claim for Benefits . . . . . . .  7
8.4   Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . .  8

Article-IX    AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . .  8
9.1   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
9.2   Company's Right to Terminate . . . . . . . . . . . . . . . . . . .  8

Article-X     TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
10.1  Establishment of Trust . . . . . . . . . . . . . . . . . . . . . .  9
10.2  Obligation of Company. . . . . . . . . . . . . . . . . . . . . . .  9
10.3  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

Article-XI    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .  9
11.1  Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
11.2  Rights with Respect to the Trust . . . . . . . . . . . . . . . . .  9
11.3  No Implied Rights. . . . . . . . . . . . . . . . . . . . . . . . .  9
11.4  Unsecured General Creditor . . . . . . . . . . . . . . . . . . . .  9
11.5  Non-assignability. . . . . . . . . . . . . . . . . . . . . . . . .  10
11.6  Not a Contract of Employment . . . . . . . . . . . . . . . . . . .  10
11.7  Governing Laws . . . . . . . . . . . . . . . . . . . . . . . . . .  10
11.8  Validity  10
11.9  Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
11.10 Successors, Mergers, and Consolidations. . . . . . . . . . . . . .  10
11.11 Protective Provisions. . . . . . . . . . . . . . . . . . . . . . .  11
11.12 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


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                                    EGGHEAD, Inc.
                         Executive Deferred Compensation Plan

I.     PURPOSE AND EFFECTIVE DATE

               The purpose of this Executive Deferred Compensation Plan ("Plan") is to permit a select group of management or highly compensated employees of Egghead, Inc. and its subsidiaries to defer income which would otherwise become payable to them. This Plan shall be effective as of July 1, 1996.

II.    DEFINITIONS AND CERTAIN PROVISIONS

       2.1 "AGREEMENT" means the Agreement(s), pursuant to the Plan, executed between a Participant and the Company, whereby a Participant agrees to defer a portion of Salary or Bonus, or both, pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan. In the event the terms of the Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

       2.2 "BENEFICIARY" means the person or persons who under this Plan becomes entitled to receive a Participant's interest in the event of the Participant's death.

       2.3     "BOARD OF DIRECTORS" means the Board of Directors of the Company.

       2.4 "BONUS" means any amount(s) paid during a calendar year to the Participant under any Company bonus arrangement determined by the Committee as eligible under this Plan.

       2.5 "COMMITTEE" means the Committee named by the Egghead, Inc. Compensation Committee to administer this Plan.

       2.6 "COMPANY" means Egghead, Inc., a Washington corporation, and any participating subsidiary as determined by the Board of Directors and any successor in interest. For purposes of the Plan, a subsidiary is a corporation, 50% or more of the voting shares of which are owned directly or indirectly by the Company, which is incorporated under the laws of one of the states of the United States.

       2.7 "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors.

       2.8     "DEFERRAL YEAR" means the calendar year.

       2.9 "DEFERRED BENEFIT ACCOUNT" means the cumulative total dollar amount that a Participant elects to defer in the Agreement, including gains, losses and distributions as maintained on the books of the Company for a Participant under this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

       2.10 "DETERMINATION DATE" means the date on which the amount of a Participant's Deferred Benefit Account is determined as provided in Article III hereof. The last day of each calendar month shall be a Determination Date.


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       2.11    "DISABILITY" shall have the same meaning as the phrase "Totally and Permanently Disabled" under the Egghead, Inc. Long Term Disability Plan. The determination of a Participant having become Disabled shall be made by the Committee .

       2.12 "PARTICIPANT" means an employee of the Company who is eligible to participate in the Plan pursuant to Article III, who has executed an Agreement with the Company, and who has commenced Salary or Bonus, or both Salary and Bonus, reductions pursuant to such Agreement.

       2.13 "INVESTMENT INDEX OR INDICES" means each index selected by a Participant to be used as an earnings index pursuant to Article
               IV. Each Investment Index shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) according to the performance of the actual index.

       2.14 "PLAN" means the Egghead, Inc. Executive Deferred Compensation Plan as amended from time to time.

       2.15 "SALARY" means the Participant's base salary which would be received during a calendar year if no election to defer were made under this Plan or the Nest Egg 401(k) Plan.

       2.16 "TERMINATION OF SERVICE" means the Participant's cessation of service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death or Disability.

III.   PARTICIPATION, COMPENSATION REDUCTION AND DEFERRED BENEFIT ACCOUNTS

       3.1     ELIGIBILITY AND PARTICIPATION.       Participation in the Plan
               shall be limited to employees of the Company who are deemed eligible by the Committee and elect to participate in the Plan by filing an Agreement with the Committee prior to the first day of the deferral period in which a Participant's participation commences in the Plan. The election to participate shall be effective upon receipt by the Committee of the Agreement that is properly completed and executed in conformity with the Plan. The deferral period for salary and bonus is January 1 through December 31 each year. However, upon adoption of this Plan the deferral period shall commence upon adoption and end on December 31, of that year. Deferral elections shall relate to bonuses which will accrue to participants during the deferral period, regardless of when payment would be made.

       3.2     NEW PARTICIPANTS.     When an individual is hired at a position
               eligible for the Plan, an Agreement may be submitted to the Committee no later than thirty (30) days after the Committee notifies that individual of eligibility to participate. Such Agreement shall be effective only with regard to salary or bonus earned following submission to the Committee. A currently employed individual who is promoted to a position eligible for the Plan during the year will be eligible to participate in the immediately following deferral period.


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

       3.3     MINIMUM AND MAXIMUM DEFERRAL AND LENGTH OF PARTICIPATION.
               A Participant may elect to defer up to 100% of Salary and up to 100% of Bonus. In the event an individual elects to defer 100% of either Salary or Bonus all payroll related taxes will be withheld first from non-deferred compensation to the extent possible then from the deferred compensation. In no event may the amount of a Participant's deferral be less than $1,000 in any Deferral Year during which a Participant has elected to defer a portion of Salary or Bonus, or both. A Participant shall make an annual election for the upcoming Deferral Year in the year preceding the Deferral Year for which the election is being made. Except as provided in Section 3.4, "Emergency Benefit: Waiver of Deferral," any election so made shall be irrevocable with respect to Salary and Bonus applicable to that Deferral Year.

       3.4     EMERGENCY BENEFIT:  WAIVER OF DEFERRAL.       In the event that
               the Committee, upon written petition of the Participant or Participant's Beneficiary, determines in its sole discretion, that the Participant or Participant's Beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant or Participant's Beneficiary as soon as possible following such determination, an amount from the Participant's Deferred Benefit Account not in excess of the amount necessary to satisfy the emergency. For purposes of this Plan, an "unforeseeable financial emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if the emergency distribution were not permitted. The Committee may also grant a waiver of a Participant's agreement to defer a stated amount of Salary or Bonus upon finding that the Participant has suffered an unforeseeable financial emergency. Any Participant who receives a distribution under this Section 3.4 must cease all deferrals under this Plan effective as of the date of the emergency distribution and may not resume or elect to make any new deferrals under this Plan until the next Deferral Year beginning after 12 months following receipt of the emergency distribution.

IV.    DEFERRED BENEFIT ACCOUNT

       4.1 TIMING OF DEFERRAL CREDITS. The amount of Salary or Bonus, or both that a Participant elects to defer in the Agreement shall cause an equivalent reduction in the Participant's Salary and Bonus, respectively. Deferrals shall be credited throughout each Deferral Year as the Participant is paid the non-deferred portion of Salary and Bonus for such Deferral Year.

       4.2     MATCHING CONTRIBUTIONS.     The Participating Employer shall
               provide a matching contribution for each calendar year for each Participant who is making deferrals of Salary under this Plan, if the amount of Salary less total annual deferrals under this Plan ("Net Salary") is less than the amount specified under Section 401(a)(17) of the Internal Revenue Code of 1986 for such calendar year ("Compensation Limit"). The matching contribution shall be two percent (2%) of the lesser of (i) the Participant's annual elective Salary deferral under this Plan, or (ii) the Compensation Limit less Net Salary. The Participant will be one hundred percent (100%) vested in their matching contribution at the end of two (2) years from date of hire. Notwithstanding the Participant's Investment Indices elections, all matching contributions shall be credited with earnings at a rate determined by the Committee.

       4.3     INVESTMENT INDICES AND ELECTIONS.       Participants, retired
               Participants, and Beneficiaries may elect that their Deferred Benefit Accounts be credited with earnings, gains and losses as if such accounts held actual assets and such assets were among such investment funds as the Company may designate. Any such direction of investment shall be subject to such rules as the Company and the Committee may prescribe, including, without limitation, rules concerning the minimum percentage of the total Deferred Benefit Account that may be allocated to any specific fund choice, the manner of providing investment directions, the frequency of changing such investment directions, and method of crediting earnings, gains and losses for any portion of a Deferred Benefit Account which is not covered by any valid investment directions.

               The Committee shall have the sole discretion to determine the number of Investment Indices to be designated hereunder and may change or eliminate the Investment Indices provided hereunder from time to time.

       4.4     REALLOCATIONS.      A Participant may elect to reallocate,
               effective as of the first day of the following quarter following such election to reallocate. All or any whole percentage portion of a Deferred Benefit Account and future deferrals may be reallocated. Such election must be in writing and received by the Committee two (2) weeks prior to the first day of the next quarter. Such reallocation shall be pursuant to procedures established by the Committee.

       4.5     CREDITING OF EARNINGS.       As of the close of business on each
               Determination Date, the Deferred Benefit Account of each Participant shall be valued and adjusted as if such accounts held actual assets and such assets were among such investment funds as the Participant, retired Participant or Beneficiary elected pursuant to Section 4.2. As of each Determination Date the Deferred Benefit Accounts of each Participant shall be adjusted to reflect the change, if any, of such values including any deferrals added to the Deferred Benefit Account or withdrawals from such account, based upon the value of such assets on the date of the transaction. The specific method of valuing Deferred Benefit Accounts shall be under the sole discretion of the Committee.

       4.6     VESTING OF DEFERRED BENEFIT ACCOUNT.       Each Participant shall
               at all times be 100 percent (100%) vested in a Deferred Benefit Account.

       4.7     REPORTING.       Participants shall be provided with Deferred
               Benefit Account statements each calendar quarter. Such statements shall be provided as soon as practicable but no later than sixty (60) days after the end of each calendar quarter.

V.     BENEFITS

       5.1     IN SERVICE WITHDRAWAL.       Participants may elect to withdraw
               all or a portion of amounts deferred. Such election must be made at the time the Participant executes an Agreement. The amount of the withdrawal shall be equal to the lesser of:

               (a)  the amount deferred in a specific year; or

               (b)  the Participant's Deferred Benefit Account.

       Each such withdrawal shall be made in a lump sum as soon as administratively feasible on or after the last business day of December, commencing no sooner than the seventh year following the year in which the deferral is earned, provided that the Participant continues in the employ of the Company, its subsidiary or affiliated company until such date. Once the Participant elects to receive a withdrawal, the election shall be irrevocable. A withdrawal pursuant to this section shall only be paid prior to a Participant's Termination of Service. Any return of deferral paid shall be deemed a distribution, and shall be deducted from the Participant's Deferred Benefit Account. A separate withdrawal election shall be made for each Deferral Year.

       5.2     ACCELERATED WITHDRAWAL.

               (a) Notwithstanding any other provision of this Plan, any Participant who has a Deferred Benefit Account hereunder may, at any time, elect to receive an immediate lump sum payment of all or a portion of the balance of that Participant's Deferred Benefit Account, reduced by a penalty equal to ten percent (10%) of the Participant's Deferred Benefit Account as of the Determination Date. The ten percent (10%) penalty shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or any other Participant in the Plan.

               (b) Any Participant who receives a payment under section 5.2(a), must cease all deferrals under this Plan effective as of the date of the lump sum payment and may not resume or elect to make any new deferrals under this Plan until the next Plan Year beginning after 12 months following receipt of the lump sum payment.

       5.3     TERMINATION BENEFIT.       Upon a Termination of Service, a
               Participant shall receive the Participant's Deferred Benefit Account. The form of benefit payment shall be in accordance with
               Section 5.6. The commencement of such payment shall be in accordance with Section 5.7.

       5.4     DEATH BENEFITS.       Upon the death of a Participant or a
               retired Participant, the Beneficiary of such Participant shall receive the Participant's Deferred Benefit Account. Payment of a Participant's Deferred Benefit Account shall be in accordance with Sections 5.6 and 5.7.

       5.5     DISABILITY.       In the event of a Termination of Service due to
               Disability a disabled Participant shall receive the Participant's Deferred Benefit Account. Payment of a Participant's Deferred Benefit Account shall be in accordance with Sections 5.6 and 5.7.

       5.6     FORM OF BENEFIT PAYMENT.

               (a) Subject to such rules, procedures, limits and restrictions as the Committee may establish from time to time, a Participant may elect that distributions of the Participant's Deferred Benefit Account upon Termination or Death be made (I) in a lump sum or (II) in monthly installments over a period of 60, 120 or 180 months. Earnings (gain or loss) on the unpaid balance shall continue to be at the appropriate Investment Index.

               (b) The Committee, in its sole discretion, may amend a Participant's election, if so requested by a Participant.

       5.7     COMMENCEMENT OF PAYMENTS.      Unless otherwise provided,
               commencement of payments under this Plan shall be as soon as administratively feasible on or after the first business day of the month following the receipt of notice and approval by the Committee of an event which entitles a Participant or a Beneficiary to payments under this Plan.. Commencement of payments shall not be later than 60 days after the event which entitles a Participant or Beneficiary to payments under this Plan.

       5.8     TAX WITHHOLDING.       The Company shall withhold from payments
               made hereunder any taxes required to be withheld from a Participant's wages under federal, state, or local law.

V1.    BENEFICIARY DESIGNATION

       6.1     BENEFICIARY DESIGNATION.     Each Participant shall have the
               right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

       6.2     AMENDMENTS; MARITAL STATUS.     Any Beneficiary designation may
               be changed by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. If a Participant's salary is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

       6.3     NO BENEFICIARY DESIGNATION.     In the absence of an effective
               Beneficiary designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

       6.4     EFFECT OF PAYMENT.     The payment to the deemed Beneficiary
               shall completely discharge the Company's obligations under this Plan.

VII.   ADMINISTRATION

       7.1     COMMITTEE; DUTIES.     This Plan shall be administered by the
               Committee which shall consist of not less than three persons appointed by the Compensation Committee. Any member of the Committee may be removed at any time by the Compensation Committee. Any member may resign by delivering a written resignation to the Compensation Committee. Upon the existence of any vacancy, the Compensation Committee may appoint a successor. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business. A majority vote of the Committee members constituting a quorum shall control any decision.

       7.2     AGENTS.     In the administration of this Plan, the Committee
               may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

       7.3     BINDING EFFECT OF DECISIONS.     Subject to Article VIII, the
               decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

       7.4     INDEMNITY OF COMMITTEE.     To the extent permitted by applicable
               law, the Company shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except with respect to acts of gross negligence on the part of any Committee member.

VIII.  CLAIMS FOR BENEFITS PROCEDURE

       8.1     CLAIM FOR BENEFITS.       Any claim for benefits under the Plan
               shall be made in writing to any member of the Committee. If such claim is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

               (a)  The specific reason or reasons for denial of the claim;

               (b) A reference to the relevant Plan provisions upon which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

               (d)  An explanation of the Plan's claim review procedure.

               If no such notice is provided, the claim shall be deemed to have been denied.

       8.2     REQUEST FOR REVIEW OF A DENIAL OF A CLAIM FOR BENEFITS.
               Upon the receipt by the claimant of written notice of denial of the claim, the claimant may file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his claim, the claimant may review relevant documents and may submit issues and comments in writing.

       8.3     DECISION UPON REVIEW OF DENIAL OF CLAIM FOR BENEFITS.      The
               Committee shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty
               (60) day period shall be extended to 120 days. Such decision shall:

               (a)  Include specific reasons for the decision;

               (b) Be written in a manner calculated to be understood by the claimant; and

               (c) Contain specific references to the relevant Plan provisions upon which the decision is based.

               The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

       8.4     DISPUTE RESOLUTION.     Notwithstanding the preceding sections,
               after the Committee decides a claim, any dispute between a Participant (or Beneficiary) and the Company as to the interpretation or application of the provisions of a Plan and amounts payable hereunder may, be determined by binding arbitration in the State of Washington in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the party bringing such arbitration.

               The right to select arbitration shall be solely that of the Participant (or Beneficiary) in his or her sole discretion. Arbitration is not mandatory on the Participant (or Beneficiary), and the Participant (or Beneficiary) may choose to bring an action in an appropriate civil court. However, once arbitration is commenced by Participant (or Beneficiary), it may not be discontinued without mutual consent of all parties to the arbitration.

IX.    AMENDMENT AND TERMINATION

       9.1     AMENDMENT.       The Plan may be amended in whole or in part by
               either the Board of Directors or the Compensation Committee at any time. The Committee shall have the authority to amend the Plan to comply with legal or legislative requirements, to effect ease of administration and to clarify any Plan provision. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each Beneficiary. No amendment shall decrease the value of a Participant's Deferred Benefit Account or deprive the Participant or Beneficiary of any rights to which the Participant would have been entitled if the Plan had been terminated immediately prior to the effective date of said amendment.

       9.2     COMPANY'S RIGHT TO TERMINATE.       The Board of Directors may
               partially or fully terminate the Plan and may terminate any Agreements pertaining to the Participant at any time after the Effective Date of the Plan. In the event of any such termination, the Participant shall be entitled to the amount of that Participant's Deferred Benefit Account as of the Determination Date immediately following such termination.
               Such benefit shall be paid to the Participant in monthly installments over a period of no more than ten (10) years, except that the Company, in its sole discretion, may pay out such benefit in a lump sum or in installments over a period shorter than ten (10) years. In the event benefits are paid out in installments the Company shall have the sole authority to choose the Investment Index used to value the balances in each Deferred Benefit Account.

X.     TRUST

       10.1    ESTABLISHMENT OF TRUST.     Notwithstanding any other provision
               or interpretation of this Plan, the Company may establish a Trust in which to hold cash, annuities, insurance polices or other assets to be used to make, or reimburse the Company for, payments to the Participants or Beneficiaries of all or part of the benefits under this Plan. Any Trust assets shall at all times remain subject to the claims of general creditors of the Company in the event of its insolvency as more fully described in such Trust.

       10.2    OBLIGATION OF THE COMPANY.      Notwithstanding the fact that a
               Trust may be established under Section 10.1, the Company shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or Beneficiary made by such a Trust shall satisfy the Company's obligation to make such payment to such person.

       10.3    INVESTMENTS.     In the Company's sole discretion, it may acquire
               insurance policies, annuities or other financial investments for the purpose of providing future assets to meet its anticipated liabilities under this Plan. Such policies, annuities or other investments, shall at all times be and remain unrestricted general property and assets of the Company or property of a trust established pursuant to Article X hereof. Participants and Beneficiaries shall have no rights, other than as general creditors, with respect to such policies, annuities or other investments.

XI.    MISCELLANEOUS

       11.1    UNFUNDED PLAN.     This Plan is intended to be an unfunded plan
               maintained primarily to provide supplemental retirement benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

       11.2    RIGHTS WITH RESPECT TO THE TRUST.       Any trust, and any assets
               held thereby to assist the Company in meeting its obligation under the Plan, shall in no way be deemed to controvert the provisions of Section 11.1.

       11.3    NO IMPLIED RIGHTS.       Neither the establishment of the Plan
               nor any amendment thereof shall be construed as giving any Participant, retired Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

       11.4    UNSECURED GENERAL CREDITOR.       Neither the Participant nor any
               other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside. Any benefits which become payable hereunder shall be paid from the general assets of the Company. With respect to amounts credited to any Deferred Benefit Accounts hereunder and any benefits payable hereunder, a Participant or Beneficiary shall have the status of general unsecured creditors of the Company by which such Participant is employed and may look only to the Company and its general assets for payment of such benefits. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

       11.5    NON-ASSIGNABILITY.       Neither the Participant nor any other
               person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

       11.6    NOT A CONTRACT OF EMPLOYMENT.     The terms and conditions of his
               Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge him at any time. Nothing herein shall be construed as fixing or regulating the Salary and Bonus payable to the Participant.

       11.7    GOVERNING LAWS.       The Plan shall be construed, interpreted
               and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Washington.

       11.8    VALIDITY.     If any provision of this Plan shall be held illegal
               or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

       11.9    NOTICE.     Any notice or filing required or permitted to be
               given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to any member of the Committee, or to the Employer's statutory agent. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

       11.10   SUCCESSORS, MERGERS, AND CONSOLIDATIONS.       The Plan and any
               Agreement thereunder shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns, including without limitation, any corporation into which the Company may be merged or consolidated, or which acquires all or substantially all of the assets and business of the Company and (ii) the Participant and the Participant's heirs, executors, administrators and legal representatives.

       11.11   PROTECTIVE PROVISIONS.     A Participant will cooperate with the
               Employer by furnishing any and all information requested by the Employer, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Employer may deem necessary and taking such other action as may be requested by the Employer.

       11.12   CAPTIONS.     The captions of the articles, sections, and
               paragraph; of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

       11.13   ENTIRE AGREEMENT.     This Plan document represents the entire
               agreement between the Company and any Participant in this Plan. This agreement supersedes any and all prior agreements between the Company and any Participant, whether such agreement or agreements were written or oral. Any amendment or modification to the terms of this Plan must be in writing and signed by an authorized officer of the Company. No Agreement, as defined in
               Section 2.1, shall in any way amend, modify, alter or revise this Plan. In the event the terms of the Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

       IN WITNESS WHEREOF, the Company has adopted this EXECUTIVE DEFERRED COMPENSATION PLAN as of July 1, 1996.

                                             EGGHEAD, INC.

                                             By: /s/ Kurt S. Conklin
                                                ----------------------------

                                             Its: Senior V.P.
                                                 ---------------------------

                                        Executed: November 1
                                                 ---------------------------
                                                  1996

                                    EGGHEAD, INC.



                                   TRUST AGREEMENT

                                    By and Between

                                    EGGHEAD, INC.

                                         And

                                Wells Fargo Bank, N.A.

                                         For

                         EXECUTIVE DEFERRED COMPENSATION PLAN









Egghead, Inc.                                                   Company
22705 E. Mission
Liberty Lake, Washington  99019



Wells Fargo Bank, N.A.                                          Trustee
------------------------------
999 Third Avenue
------------------------------
Seattle, WA  98111
------------------------------

                                    INDEX OF TERMS


TERM AND PROVISION NUMBER                                                  PAGE
---------------------------------                                          ----

PREAMBLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I-EFFECTIVE DATE; DURATION . . . . . . . . . . . . . . . . . . . .   3

 1.01 Effective Date and Trust Year. . . . . . . . . . . . . . . . . . . .   3
 1.02 Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
 1.03 Irrevocability . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
 1.04 Special Circumstance . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE II-TRUST FUND AND FUNDING POLICY . . . . . . . . . . . . . . . . .   6

 2.01 Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
 2.02 Investments and Valuation. . . . . . . . . . . . . . . . . . . . . .   9
 2.03 Subtrusts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 2.04 Recapture of Excess Assets . . . . . . . . . . . . . . . . . . . . .  14
 2.05 Substitution of Other Property . . . . . . . . . . . . . . . . . . .  14
 2.06 Administrative Powers of Trustee . . . . . . . . . . . . . . . . . .  15

ARTICLE III-ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . .  18

 3.01 Committee; Company Representatives . . . . . . . . . . . . . . . . .  18
 3.02 Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . . . .  18
 3.03 Disputed Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 3.04 Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
 3.05 Accountings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 3.06 Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE IV-LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

 4.01 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 4.02 Bonding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE V-INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

 5.01 Trustee Responsibility Regarding Payments When Company Is
      Insolvent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 5.02 Insolvency Administration. . . . . . . . . . . . . . . . . . . . . .  23
 5.03 Termination of Insolvency Administration . . . . . . . . . . . . . .  23
 5.04 Creditors' Claims During Solvency. . . . . . . . . . . . . . . . . .  24

ARTICLE VI-SUCCESSOR TRUSTEES. . . . . . . . . . . . . . . . . . . . . . .  24

 6.01 Resignation and Removal. . . . . . . . . . . . . . . . . . . . . . .  24
 6.02 Appointment of Successor . . . . . . . . . . . . . . . . . . . . . .  24
 6.03 Accountings; Continuity. . . . . . . . . . . . . . . . . . . . . . .  24

TERM AND PROVISION NUMBER                                                  PAGE
---------------------------------                                          ----

ARTICLE VII-GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . .  25

 7.01 Interests Not Assignable . . . . . . . . . . . . . . . . . . . . . .  25
 7.02 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 7.03 Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 7.04 Agreement Binding on All Parties . . . . . . . . . . . . . . . . . .  26
 7.05 Notices and Directions . . . . . . . . . . . . . . . . . . . . . . .  26
 7.06 No Implied Duties. . . . . . . . . . . . . . . . . . . . . . . . . .  26
 7.07 Gender, Singular and Plural. . . . . . . . . . . . . . . . . . . . .  26
 7.08 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VIII-INSURER . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

 8.01 Insurer Not a Party. . . . . . . . . . . . . . . . . . . . . . . . .  27
 8.02 Authority of Trustee . . . . . . . . . . . . . . . . . . . . . . . .  27
 8.03 Contract Ownership . . . . . . . . . . . . . . . . . . . . . . . . .  27
 8.04 Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . .  27
 8.05 Change of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .  27

APPENDIX A

 Assumptions and Methodology for Calculations Required Under 2.01 and 2.04

APPENDIX B

 Arbitration of Disputes

SCHEDULE I

 Plans and Agreements Covered by Trust Agreement

TERM AND PROVISION NUMBER                                                  PAGE
---------------------------------                                          ----

B

Board: 1.02-3, . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

C

Change in Control: 1.04-3, . . . . . . . . . . . . . . . . . . . . . . . .   5
Code: Preamble,. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Committee: Preamble, . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Company: Heading,. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Contracts: 2.02-1, . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

D

Default: 1.04-5, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

E

ERISA: Preamble, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
ERISA Funding: 1.02-4, . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Excess Assets: 2.04-2, . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Expert: 2.06-2,. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

I

Insolvency Administration: 5.02, . . . . . . . . . . . . . . . . . . . . .  24
Insolvent or Insolvency: 5.01-1, . . . . . . . . . . . . . . . . . . . . .  23
Insurer: 2.02-1, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Investment Manager: 2.02-4,. . . . . . . . . . . . . . . . . . . . . . . .  11

P

Participants: Preamble,. . . . . . . . . . . . . . . . . . . . . . . . . .   2
Payment Schedule: 2.01-5,. . . . . . . . . . . . . . . . . . . . . . . . .   8
Plans: Preamble, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Potential Change in Control: 2.01-7, . . . . . . . . . . . . . . . . . . .   8

S

Segregated Fund: 2.02-4(a),. . . . . . . . . . . . . . . . . . . . . . . .  11
Special Circumstance: 1.04-2,. . . . . . . . . . . . . . . . . . . . . . .   5
Subtrust: 2.03-1,. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

T

Tax Funding: 1.02-4, . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Trust: Heading,. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

W

Written Consent of Participants: 1.02-5, . . . . . . . . . . . . . . . . .   4

                                 TRUST AGREEMENT FOR

                                    EGGHEAD, INC.





     This Trust Agreement is made and entered into by and between Egghead, Inc. (the "Company") and Wells Fargo Bank, N.A.

     WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency, until paid to Participants (as herein defined) and their beneficiaries in such manner and at such times as specified in the Plans (as herein defined);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby agree as follows:


                                       PREAMBLE

     The Company hereby establishes with the Trustee the Trust to hold all monies and other property, together with the income thereon, as shall be paid or transferred to it hereunder in accordance with the terms and conditions of this Trust Agreement. The Trustee hereby accepts the Trust established under this Trust Agreement and agrees to hold, IN TRUST, all monies and other property transferred to and accepted by it hereunder, together with the income therefrom and any increment thereon, for the uses and purposes and upon the terms and conditions set forth herein, and the Trustee further agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

     The Company has adopted the plans and/or agreements listed on Schedule I hereto (the "Plans"), which shall initially be subject to this Trust. If only one (1) plan or agreement is subject to this Trust at any time, references in this Trust Agreement to the Plans shall refer to such Plan.

     The Plans are administered by an administrative committee (the "Committee") appointed by the Company. The Plan participants who are covered by this Trust Agreement ("Participants") shall be all persons who are Plan participants prior to a Special Circumstance, unless the Company specifically designates in
Schedule I only specified individuals or groups of Plan participants as Participants covered by this Trust Agreement. After a person becomes a Participant covered by this Trust Agreement, such person will continue to be a Participant at all times thereafter (including after retirement or other termination of service) until all Plan benefits payable to such Participant have been paid, the Participant ceases to be entitled to any Plan benefits, or the Participant's death, whichever occurs first.


PAGE 1 - TRUST AGREEMENT

     At any time prior to a Special Circumstance, the Company may, by written notice to the Trustee which shall include a revised Schedule I to this Trust Agreement and with the Trustee's written consent, cause additional plans and/or agreements to become Plans subject to this Trust Agreement or cause additional Plan participants to become Participants covered by this Trust Agreement. Upon and after a Special Circumstance, the Company may not add any additional plans or agreements or Plan participants to this Trust Agreement.

     The Company shall provide the Trustee with certified copies of the following items: (i) the Plan documents; (ii) all Plan amendments promptly upon their adoption; and (iii) lists and specimen signatures of the members of the Committee(s) which administer the Plan(s) and this Trust Agreement and any other Company representatives authorized to take action in regard to the administration of the Plan(s) and this Trust, including any changes in the members of such Committee(s) and of such other representatives promptly following any such change. The Company shall also provide the Trustee at least annually with a list of all Participants in each Plan who are covered by this Trust Agreement. The Trustee shall be entitled to rely upon any such lists until notified in writing to the contrary by the Company.

     The purpose of this Trust is to give Participants greater security by placing assets in trust for use only to pay Plan benefits to Participants or, if the Company becomes insolvent, to pay creditors. The Company shall continue to be liable to Participants to make all payments required under the terms of the Plans to the extent such payments are not made from this Trust. Distributions made from this Trust to Participants or their beneficiaries shall, to the extent of such distributions, satisfy the Company's obligations to pay benefits to Participants and their beneficiaries under the Plans.

     The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly. The Company hereby agrees to report all items of income, deductions and credits of the Trust on its own income tax returns; and the Company shall have no right to any distributions from the Trust or any claim against the Trust for funds necessary to pay any income taxes which the Company is required to pay on account of reporting the income of the Trust on its income tax returns. No contribution to or income of the Trust is intended to be taxable to Participants until benefits are distributed to them.

     The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of the Company's insolvency.

     The Plans are intended to be "unfunded" and maintained "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and as such are intended not to be covered by Parts 2 through 4 of Subtitle B of Title I of ERISA (relating to participation and vesting, funding and fiduciary responsibility). The existence of this Trust is not intended to alter this characterization of the Plans.


PAGE 2 - TRUST AGREEMENT

                          ARTICLE I-EFFECTIVE DATE; DURATION

1.01   Effective Date and Trust Year

       This Trust shall become effective when the Trust Agreement has been executed by the Company and the Trustee and the Company has made a contribution to the Trust.

       For tax purposes the trust year shall be the Company's fiscal year. The Company shall report any change in its fiscal year to the Trustee.

1.02   Duration

       1.02-1 This Trust shall continue in effect until all assets of the trust fund are exhausted through distribution of benefits to Participants, payment to creditors in the event of insolvency, payment of fees and expenses of the Trustee, and return of remaining funds to the Company pursuant to 1.02-2. Notwithstanding the foregoing, if required to comply with applicable state laws regulating the maximum length for which trusts may be established, this Trust shall terminate six (6) months before twenty-one (21) years after the death of the last survivor of all present or future Participants who are now living and those persons now living who are designated as beneficiaries of any such Participants in accordance with the terms of any of the Plans.

       1.02-2 Except as otherwise provided in 1.02, the Trust shall be irrevocable until all benefits payable under the Plans to Participants who are covered by this Trust Agreement are paid. The Trustee, upon written direction of the Company, shall then return to the Company any assets remaining in the Trust.

       1.02-3 If the existence of this Trust or any Subtrust is held to be ERISA Funding or Tax Funding by a federal court and appeals from that holding are no longer timely or have been exhausted, this Trust or such Subtrust shall terminate. The Board of Directors of the Company (the "Board") may also terminate this Trust or any Subtrust if it determines, based on an opinion of legal counsel which is satisfactory to the Trustee, that either (i) judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar administrative announcements) creates a significant risk that the Trust or any Subtrust will be held to be ERISA Funding or Tax Funding or (ii) ERISA or the Code requires the Trust or any Subtrust to be amended in a way that creates a significant risk that the Trust or such Subtrust will be held to be ERISA Funding or Tax Funding, and failure to so amend the Trust or such Subtrust could subject the Company to material penalties. Upon any such termination, the assets of each terminated Trust or Subtrust remaining after payment of the Trustee's fees and expenses shall be distributed, in accordance with the written directions of the Company, as follows:

          (a) Such assets shall be transferred to a new trust established by the Company which is not deemed to be ERISA Funding or Tax Funding, but which is similar in all other respects to this Trust, if the Company determines that it is possible to establish such a trust.

          (b) If the Company determines that it is not possible to establish the trust in (a) above, then the assets shall be distributed to the Company if the Written Consent of Participants, as defined in 1.02-5, in the Trust or applicable Subtrust is obtained for such distribution.


PAGE 3 - TRUST AGREEMENT

          (c) If the Company determines that it is not possible to establish the trust in (a) above and the Written Consent of Participants in the Trust or applicable Subtrust is not obtained to distribute the assets to the Company within a reasonable time, then the assets of the terminated Subtrust shall be allocated in proportion to the vested accrued benefits of Participants under the applicable Plans and shall be distributed to such Participants in lump sums. Any assets remaining upon termination of a Subtrust shall be distributed to other Subtrusts or the Company in accordance with 2.04.

       Notwithstanding the foregoing, the Trustee, upon the written direction of the Committee, shall distribute Plan benefits to a Participant to the extent that a federal court has held that the interest of the Participant in this Trust causes such Plan benefits to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of such Plan benefits to the Participant and appeals from that holding are no longer timely or have been exhausted. The Trustee may also distribute Plan benefits to a Participant, upon written direction of the Committee, if the Trustee reasonably believes, based on an opinion of legal counsel which is satisfactory to the Trustee, that there is a significant risk that the Participant's interest in the trust fund will be held to be ERISA Funding or Tax Funding with respect to such Participant or that such Participant will be determined not to be a "management or highly compensated employee" for purposes of ERISA. The provisions of this paragraph shall also apply to any beneficiary of a Participant.

       1.02-4 This Trust is "Tax Funding" if it causes the interest of a Participant in this Trust to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of Plan benefits to the Participant.

       This Trust is "ERISA Funding" if it prevents any of the Plans from meeting the "unfunded" criterion of the exceptions to application of the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

       1.02-5 "Written Consent of Participants" means, for the purposes of this Trust Agreement, consent in writing by Participants who (i) are a majority in number and (ii) have more than fifty percent (50%) in value of the accrued benefits, of the Participants in the Trust or in each affected Subtrust under this Trust Agreement on the date of such consent. For this purpose, Participants shall not include any beneficiaries of Participants.

1.03   Irrevocability

       1.03-1  This Trust shall be irrevocable, subject to 1.02.

1.04   Special Circumstance

       1.04-1 Upon the occurrence of a Special Circumstance described in 1.04-2, the Trust assets shall be held for Participants who had accrued benefits under the Plans before the Special Circumstance occurred, including benefits accrued for such Participants after the Special Circumstance.

       1.04-2 A "Special Circumstance" shall mean a Change in Control (as defined in 1.04-3) or a Default (as defined in 1.04-5).

       1.04-3  A "Change in Control" shall be deemed to occur:


PAGE 4 - TRUST AGREEMENT

       (a) A "Board Change" which, for purposes of this Agreement, shall have occurred if a majority (excluding vacant seats) of the seats on the Company's Board are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Company then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as hereinafter defined) other than the Board; or

       (b) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person" of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shared of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") in case of either (A) or (B) of this clause (i), which acquisition is not approved in advance by majority of the Incumbent Directors, or (ii) 33% or more of either (A) the Outstanding Company Common Stock or (B) the Outstanding Company Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change of
       Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Appendix A are satisfied; or

       (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their ownership immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) beneficially owns directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were the Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization merger or consolidation; or

       (d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all the assets of the Company, other than to a corporation with respect to which immediately following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote


PAGE 5 - TRUST AGREEMENT
       generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
       (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

       1.04-5 A "Default" shall mean a failure by the Company to contribute, within thirty (30) days of receipt of written notice from the Trustee, any of the following amounts:

          (a) The full amount of any insufficiency in assets of the Trust or any Subtrust that is required to pay any Plan benefit that is payable by the Trustee pursuant to 3.02-3 or upon final resolution of a disputed claim pursuant to 3.03-2; or

          (b) Any contribution which is then required to be made by the Company to the Trust or any Subtrust under 2.01, 2.02-5, 2.05-3, 3.03-3, or 3.06-2.

       If, after the occurrence of a Default, the Company at any time cures such Default by contributing to the Trust all amounts which are then required under subparagraphs (a) and (b) above, it shall then cease to be deemed that a Default has occurred or that a Special Circumstance has occurred by reason of such Default.


                       ARTICLE II-TRUST FUND AND FUNDING POLICY

2.01   Contributions

       2.01-1 In its discretion, the Company may contribute to the Trust such amounts or assets as the Committee may reasonably decide are necessary to provide security for all Plan benefits payable to Participants covered by this Trust.

       The Company shall also contribute to the Trust such amounts as are necessary to enable the Trustee to make all Plan benefit payments to Participants when due, unless the Company makes such payments directly, whenever the Trustee advises the Company that the assets of the Trust or Subtrust are insufficient to make such payments.

       2.01-2 Whenever the Company makes a contribution to the Trust, the Company shall designate the Plan(s) and Subtrust(s) to which such contribution (or designated portions thereof) shall be allocated. The Company may also make contributions to a special reserve for payment of future fees and expenses of the Trustee and future trust fees and expenses for legal and administrative proceedings. The Company may designate a separate Subtrust to receive such contributions, which shall be distinct from the other Subtrust(s) established for the Plan(s).


PAGE 6 - TRUST AGREEMENT

       2.01-3 The Company shall, within sixty (60) days after the occurrence of a Special Circumstance (as defined in 1.04-2) or a Potential Change in Control (as defined in 2.01-7), and not later than sixty (60) days after the end of each calendar year following a Special Circumstance, contribute to the Trust the amount by which the sum of the following amounts exceeds the value of all Trust assets as of the applicable date:

          (a) The present value of all benefits (vested and unvested) payable under the Plans on a pretax basis to Participants covered by this Trust. Each Participant's benefit under any Plan for purposes of calculating present value shall be the highest benefit the Participant would have accrued under the Plan within the twenty-four (24) months following such event, assuming that the Participant's service continues for twenty-four
       (24) months at the same rate of compensation, that the Participant continues to make future deferrals under deferred compensation plans in accordance with his prior elections, and that the Participant is terminated at a time when the Participant is entitled to receive any benefit enhancement provided by the Plans upon a Change in Control.

          (b) The present value of future interest due on any outstanding policy loans on insurance contracts held in the Trust, assuming interest continues to be payable at the then current policy loan rate for twenty-five (25) more years or until the insured attains age eighty (80), whichever is sooner.

          (c) The present value of a reasonable estimate provided by the Trustee of its fees and expenses due over the remaining duration of the Trust. Unless the Trustee estimates a greater amount, such amount shall be presumed to be equal to .05 of one percent of the present value of all accrued benefits (vested and unvested) payable under the Plans on a pretax basis to Participants covered by this Trust.

          (d) The present value of a reasonable estimate provided by the Trustee of the anticipated fees and expenses for the purpose of commencing or defending lawsuits or legal or administrative proceedings over the remaining duration of the Trust. Unless the Trustee estimates a greater amount, such amount shall be presumed to be equal to five percent (5%) of the present value of all accrued benefits (vested and unvested) payable under the Plans on a pretax basis to Participants covered by this Trust. Notwithstanding the foregoing, in no event shall the Trustee have any duty or responsibility to commence, defend or otherwise maintain any such lawsuit or proceeding, unless there shall be funds in the Trust sufficient to cover the fees and expenses related thereto.

       2.01-4 The calculations required under 2.01-3 shall be made by the Company, or a qualified actuary or consultant selected by the Committee, based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix A attached hereto. Before a Special Circumstance, Appendix A may be revised by the Committee from time to time. After a Special Circumstance, Appendix A may be revised only with the Written Consent of Participants.

       2.01-5 Whenever the Company makes a contribution to the Trust pursuant to 2.01-3, it shall furnish the Trustee with a written statement setting forth the computation of all required amounts contributed under subparagraphs (a),
(b), (c) and (d) of 2.01-3. The Trustee shall have no duty or responsibility to review or otherwise question any such computation.


PAGE 7 - TRUST AGREEMENT

       Whenever a Special Circumstance occurs or the Company makes a contribution pursuant to 2.01-3, the Company shall deliver to the Trustee, contemporaneously with or immediately prior to such event, a schedule (the "Payment Schedule") indicating the amounts payable under each Plan in respect of each Participant, or providing a formula or instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plans) and the time of commencement for payment of such amounts. The Payment Schedule shall include any other necessary instructions with respect to Plan benefits (including legal expenses) payable under the Plans and any conditions with respect to any Participant's entitlement to, and the Company's obligation to provide, such benefits, and such instructions may be revised from time to time to the extent so provided under the Plans or this Trust Agreement.

       A modified Payment Schedule shall be delivered by the Company to the Trustee (i) at each time that additional amounts are required to be paid by the Company to the Trustee pursuant to 2.01-3, (ii) whenever Excess Assets are returned to the Company pursuant to 2.04, and (iii) upon the occurrence of any event requiring a modification of the Payment Schedule. The Company shall also furnish a Payment Schedule or modified Payment Schedule for any or all Plan(s) upon request by the Trustee at any other time. Whenever the Company is required to deliver to the Trustee a Payment Schedule or a modified Payment Schedule, the Company shall also deliver at the same time to each Participant the respective portion of the Payment Schedule or modified Payment Schedule that sets forth the amount payable to that Participant.

       2.01-6 Any contribution to the Trust which is made by the Company under 2.01-3 on account of a Potential Change in Control shall be returned to the Company, if a Change in Control does not occur, when a Potential Change in Control no longer exists, if the Company requests such return within one (1) year after the Potential Change in Control ceases to exist.

       If no such request is made within this one (1) year period, the contribution shall become a permanent part of the trust fund.

       2.01-7  A "Potential Change in Control" shall be deemed to occur if:

          (a) Any person, as defined in Section 13(d)(3) of the Act, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company , delivers to the Company a statement containing the information required by Schedule 13-D under the Act, or any amendment to any such statement, that shows that such person has acquired, directly or indirectly, the beneficial ownership of (i) more than fifteen percent (15%) of any class of equity security of the Company entitled to vote as single class in the election or removal from office of directors, or (ii) more than fifteen percent (15%) of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors;

          (b) The Company becomes aware that preliminary or definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-1 under the Act relating to a Potential Change in Control of the Company (Parent Company);

          (c) Any person delivers to the Company pursuant to Rule 14d-3 under the Act a Tender Offer Statement relating to Voting Securities of the Company;


PAGE 8 - TRUST AGREEMENT

          (d) Any person (other than the Company) publicly announces an intention to take actions which if consummated could constitute a Change in Control;

          (e) The Company enters into an agreement or arrangement, the consummation of which could result in the occurrence of a Change in Control;

          (f) The Board approves a proposal, which if consummated could constitute a Change in Control; or

          (g) The Board adopts a resolution to the effect that, for purposes of this Trust Agreement, a Potential Change in Control has occurred.

       Notwithstanding the foregoing, a Potential Change in Control shall not be deemed to occur as a result of any event described in (a) through (f) above, if Directors, who were a majority of the members of the Board prior to such event determine that the event shall not constitute a Potential Change in Control and furnish written notice to the Trustee of such determination.

       2.01-8 For purposes of this Trust, a Potential Change in Control shall be deemed to have occurred only upon receipt by the Trustee of written notice to that effect from the Company.

       The Chief Executive Officer of the Company or the Board shall furnish written notice to the Trustee when a Potential Change in Control occurs under 2.01-7. Upon receipt of a written demand from a Participant, the Trustee shall request the Chief Executive Officer of the Company and the Board to advise it whether a Potential Change in Control (as defined in the Trust Agreement) has occurred.

       2.01-9 The Trustee shall accept the contributions made by the Company and hold them as a trust fund for the payment of benefits under the Plans. The Trustee shall not be responsible for determining the required amount of contributions or for collecting any contribution not voluntarily paid, nor shall the Trustee be responsible for the adequacy of the trust fund to meet and discharge all liabilities under the Plans. Contributions may be in cash or in other assets specified in 2.02.

2.02   Investments and Valuation

       2.02-1 The trust fund shall be invested primarily in insurance (including annuity) contracts ("Contracts"). Such Contracts may be purchased by the Company and transferred to the Trustee as in-kind contributions or may be purchased by the Trustee with the proceeds of cash contributions (or may be purchased upon direction by the Committee pursuant to 2.02-2 or an Investment Manager pursuant to 2.02-4). The Trustee shall have the power to exercise all rights, privileges, options and elections granted by or permitted under any Contract or under the rules of the insurance company issuing the Contract ("Insurer"), including the right to obtain policy loans against the cash value of the Contract. Prior to a Special Circumstance, the exercise by the Trustee of any incidents of ownership under any Contract shall be subject to the direction of the Committee.

       Prior to a Special Circumstance, the Trustee shall execute the application for any insurance contract to be applied for in such form as the as directed Company shall deem appropriate. Following a Special Circumstance, insurance contracts shall be obtained in the discretion of the Trustee. The Trustee shall be the absolute owner of all Contracts which shall be held as part of the Trust corpus. The Trustee, upon direction of the Committee, shall pay from the Trust corpus premiums, assessments, dues, charges and interest to acquire or maintain any Contracts held in the Trust; provided that following a Special Circumstance, such payments shall be made or continue to be made in the discretion


PAGE 9 - TRUST AGREEMENT
of the Trustee. For such purposes the Trustee may use any money held by the Trustee as part of the Trust corpus. If, prior to a Special Circumstance, the cash available in the Trust is not sufficient to pay all of the sums due with respect to such Contracts, the Trustee shall immediately notify the Company of the amount of the deficiency; and the Trustee shall be under no duty or obligation to make any such payments unless and until the Trustee shall be in receipt of a Company contribution which is sufficient to make such payments.

       As directed by the Committee prior to a Special Circumstance, but otherwise in its discretion, the Trustee shall, without the consent of any other person, collect and receive all dividends or other payments of any kind payable with respect to, under, or arising out of any insurance contracts held in the Trust or shall leave the same with the Insurer. As directed by the Committee prior to a Special Circumstance, but otherwise in its discretion, the Trustee shall have the power to convert from one (1) form of Contract to any other form of Contract; to designate any mode of settlement of the proceeds of any Contract held in the Trust; to borrow sums of money from the Insurer upon any Contract or Contracts issued by it and held in the Trust; to agree with the Insurer issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contracts held in the Trust or that are granted by the terms of any such Contracts or of this Trust Agreement.

       The Committee may from time to time direct the Trustee in writing as to the designation of beneficiary of Participant under a contract for any part of the death benefits payable to such beneficiary there under and the Trustee shall file such designation with the Insurer.

       Notwithstanding anything contained herein to the contrary, the Trustee shall not be liable for the refusal of any Insurer to issue or change any Contract or Contracts or to take any other action requested by the Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for failure of any Insurer to pay the proceeds of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than its own negligence or willful misconduct) any Contracts shall lapse or otherwise become uncollectible.

       2.02-2 Prior to a Special Circumstance, the Trustee shall invest the trust fund in accordance with written directions by the Committee, including directions for exercising rights, privileges, options and elections pertaining to Contracts and for borrowing from Contracts or other borrowing by the Trustee. The Trustee shall act only as an administrative agent in carrying out directed investment transactions and shall not be responsible for the investment decision. If a directed investment transaction violates any duty to diversify, to maintain liquidity or to meet any other investment standard under this Trust Agreement or applicable law, the entire responsibility shall rest upon the Company. The Trustee shall be fully protected in acting upon or complying with any investment objectives, guidelines, restrictions or directions provided in accordance with this paragraph.

       After a Special Circumstance, the Committee shall no longer be entitled to direct the Trustee with respect to the investment of the trust fund, unless the Written Consent of Participants is obtained for the Committee to continue to have this right pursuant to 2.02-2. If such Written Consent of Participants is not obtained, the trust fund shall be invested by the Trustee pursuant to 2.02-3 or by an Investment Manager pursuant to 2.02-4. The Trustee or Investment Manager shall have the right to invest the Trust Fund primarily in insurance contracts pursuant to 2.02-1.


PAGE 10 - TRUST AGREEMENT

       The Trustee may not invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or its affiliates or in other real or personal property of the Company or its affiliates, without the Written Consent of Participants. No rights associated with assets of the Trust shall be exercisable by or rest with Participants.

       The Committee may not direct the Trustee to make any investments, and the Company may not make any contributions to the trust fund, which are not permissible investments under 2.02-2 and 2.02-3.

       2.02-3 After a Special Circumstance, the Trustee shall invest and reinvest the assets of the trust fund as the Trustee, in its sole discretion, may deem appropriate, in accordance with applicable law, except as provided in 2.02-2 or 2.02-4.

       Permissible investments shall be limited to the following:

          (a) Insurance or annuity contracts, including variable insurance or annuity contracts;

          (b) Preferred or common stocks, bonds, notes, debentures, commercial paper, certificates of deposit, money market funds, obligations of governmental bodies, or other securities;

          (c) Interest-bearing savings or deposit accounts with any federally-insured bank or savings and loan association (including the Trustee or an affiliate of the Trustee); [or]

          (d) Shares or certificates of participation issued by investment companies, investment trusts, mutual funds, or common or pooled investment funds (including any common or pooled investment fund now or hereafter maintained by the Trustee or an affiliate of the Trustee).

       Investments in securities, obligations or real personal property of the Company or its affiliates shall be subject to the limitations under 2.02-2.

       2.02-4 Before or after a Special Circumstance, the Company may appoint one (1) or more investment managers ("Investment Manager") subject to the following provisions:

          (a) The Company may appoint one (1) or more Investment Managers to manage (including the power to acquire and dispose of) a specified portion of the assets of the Trust (hereinafter referred to as that Investment Manager's "Segregated Fund"). Any Investment Manager so appointed must be either (A) an investment adviser registered as such under the Investment Advisers Act of 1940, (B) a bank, as defined in that Act, or (C) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of trusts under the laws of more than one (1) state; and any Investment Manager so appointed must acknowledge in writing to the Company and to the Trustee that it is a fiduciary with respect to the Plans. The Trustee, until notified in writing to the contrary, shall be fully protected in relying upon any written notice of the appointment of an Investment Manager furnished to it by the Company. In the event of any vacancy in the office of Investment Manager, the Trustee shall be deemed to be the Investment Manager of that Investment Manager's Segregated Fund until an Investment Manager thereof shall have been duly appointed; and in such event, until an Investment Manager shall have been so appointed and qualified, references


PAGE 11 - TRUST AGREEMENT
       herein to the Trustee's acting in respect of that Segregated Fund pursuant to direction from the Investment Manager shall be deemed to authorize the Trustee to act in its own discretion in managing and controlling the assets of that Segregated Fund, and subparagraphs (c) and
       (d) below shall have no effect with respect thereto and shall be disregarded.

          (b) Each Investment Manager appointed pursuant to subparagraph (a) above shall have exclusive authority and discretion to manage and control the assets of its Segregated Fund and may invest and reinvest the assets of the Segregated Fund in any investments in which the Trustee is authorized to invest under 2.02-3, subject to the terms and limitations of any written instruments pertaining to its appointment as Investment Manager. Copies of any such written instruments shall be furnished to the Trustee. In addition, each Investment Manager from time to time and at any time may direct the Trustee to invest and reinvest otherwise uninvested cash held in its Segregated Fund temporarily in bonds, notes or other evidences of indebtedness issued or fully guaranteed by the United States of America or any agency or instrumentality thereof, or in other obligations of a short-term nature, including prime commercial obligations or part interests therein.

          (c) Unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of an Investment Manager, knowing such act or omission to be a breach of the fiduciary responsibility of the Investment Manager with respect to the Plans, the Trustee shall not be liable for any act or omission of any Investment Manager and shall not be under any obligation to invest or otherwise manage the assets of the Plans that are subject to the management of any Investment Manager. Without limiting the generality of the foregoing, the Trustee shall not be liable by reason of its taking or refraining from taking at the direction, or in the absence of a direction, of an Investment Manager any action in respect of that Investment Manager's Segregated Fund. The Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Manager; and the Trustee shall be under no duty to make any review of investments acquired for the Trust at the direction or order of any Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

       2.02-5 The values of all assets in the trust fund shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties or Experts (as described in 2.06-2). At any time before or after a Special Circumstance, the Trustee shall have the right to secure confirmation of value by a qualified independent party or Expert for all property of the trust fund, as well as any property to be substituted for other property of the trust fund pursuant to 2.05. Before a Special Circumstance the Company may designate one (1) or more independent parties, who are acceptable to the Trustee, to determine the fair market value of any notes, securities, real property or other assets.

       Any insurance or annuity contracts held in the trust fund shall be valued at their cash surrender value, except for purposes of substituting other property for such Contracts pursuant to 2.05-2. All other assets of the trust fund shall be valued at their fair market value.

       The Company shall pay all costs incurred in valuing the assets of the trust fund, including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall fully reimburse the trust fund within thirty (30) days after receipt of a trust statement from the Trustee indicating such costs paid out of the trust fund.


PAGE 12 - TRUST AGREEMENT

       2.02-6 In order to permit the Committee or an Investment Manager, as the case may be, to make timely and informed decisions regarding the management of those assets of the Trust subject to its respective control, the Trustee shall forward to the Committee or Investment Manager, as the case may be, for appropriate action any and all proxies, proxy statements, notices, requests or other communications received by the Trustee (or its nominee) as the record owner of such assets.

2.03   Subtrusts

       2.03-1 The Company shall direct the Trustee to establish (i) a separate subtrust ("Subtrust") for each Plan to which the Trustee shall credit contributions it receives which are earmarked for that Plan and Subtrust and (ii) a separate Subtrust to which the Trustee shall credit contributions it receives which are earmarked to the special reserve for payment of future fees and expenses of the Trustee and future Trust fees and expenses for legal and administrative proceedings. Each Subtrust shall reflect an undivided interest in assets of the trust fund and shall not require any segregation of particular assets. When Subtrusts are established, all contributions shall be designated by the Company for a particular Subtrust. However, any contribution received by the Trustee which is not designated by the Company for a particular Subtrust before a Special Circumstance shall be allocated among the Subtrusts as the Trustee may determine in its sole discretion.

       After a Special Circumstance, the Trustee shall maintain a separate sub-account within each Subtrust for a Plan for each Participant who is covered by the Subtrust. Each sub-account in a Subtrust shall reflect an individual interest in assets of the Subtrust and, as much as possible, shall operate in the same manner as if it were a separate Subtrust.

       2.03-2 The Trustee shall allocate investment earnings and losses and expenses of the trust fund as of a valuation date among the Subtrusts equal to the actual earnings and losses of each subtrust's assets. Payments to creditors during Insolvency Administration under 5.02 shall be charged against the Subtrusts in proportion to their balances, except that payment of Plan benefits to a Participant as a general creditor shall be charged against the Subtrust for that Plan.

       2.03-3 Assets allocated to a Subtrust for one (1) Plan may not be utilized to provide benefits under any other Plans until all benefits under such Plan have been paid in full, except that Excess Assets of a Subtrust may be transferred to other Subtrusts pursuant to 2.04-5.

2.04   Recapture of Excess Assets

       2.04-1 In the event the Trust shall hold Excess Assets, the Committee, at its option, may direct the Trustee to return part or all of such Excess Assets to the Company.

       2.04-2 "Excess Assets" are assets of the Trust exceeding one hundred percent (100%) of the amounts described in subparagraphs (a), (b), (c) and (d) of 2.01-3.

       2.04-3 The calculation required by 2.04-2 shall be based on the terms of the Plans and the actuarial assumptions and methodology set forth in Appendix A. Before a Special Circumstance, the calculation shall be made by the Company or a qualified actuary or consultant selected by the Committee. After a Special Circumstance, the calculation shall be made by a qualified actuary or consultant selected by the Trustee, provided the Committee may select a qualified actuary or consultant with the Written Consent of Participants.


PAGE 13 - TRUST AGREEMENT

       2.04-4 Excess Assets shall be returned to the Company in the following order of priority, unless the Trustee determines otherwise to protect the
Participants:

          (a)  Cash and cash equivalents;

          (b) All taxable investments of the Trust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Committee may request;

          (c) All nontaxable investments of the Trust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Committee may request; and

          (d) Contracts with Insurers, proceeding in order of Contracts on insureds from the youngest to the oldest ages based on the insured's attained age on the date of return of Excess Assets.

       Notwithstanding the foregoing, Excess Assets may be returned in any other order of priority directed by the Committee with the Written Consent of Participants.

       2.04-5 If any Subtrust holds Excess Assets, the Committee may direct the Trustee to transfer such Excess Assets to other Subtrusts, either ratably in proportion to the unfunded liabilities to Participants for Plan benefits of all other Subtrusts or first to the other Subtrust(s) with the largest percentage of such unfunded liabilities. After a Special Circumstance the Trustee may also transfer Excess Assets of a Subtrust to other Subtrusts upon its own initiative in such amounts as it may determine in its sole discretion.

       Excess Assets of a Subtrust for a Plan shall be determined in the same manner as Excess Assets of the Trust are determined pursuant to 2.04-2 and 2.04-3. In making this determination each Subtrust for a Plan shall bear its allocable share of the amounts described in subparagraphs (a) and (b) of 2.01-3 which relate to that Plan.

2.05   Substitution of Other Property

       2.05-1 The Company shall have the power to reacquire part or all of the assets or collateral held in the trust fund at any time, by simultaneously substituting for it other readily marketable property of equivalent value, net of any estimated costs of disposition; provided that, if the Trust holds Excess Assets, the property which is substituted shall not be required to be of equivalent value, but only of sufficient value so that the Trust will retain Excess Assets of not less than one thousand dollars ($1,000) after such substitution. The property which is substituted must be among the types of investments authorized under 2.02 and may not be less liquid or marketable or less well secured than the property for which it is substituted, as determined by the Trustee. Such power is exercisable by the Company in a nonfiduciary capacity and may be exercised without the approval or consent of Participants or any other person, subject to the limitations under 2.05.

       2.05-2 Except for insurance contracts, the value of any assets reacquired under 2.05-1 shall be determined as provided in 2.02-5. The value of any insurance contract reacquired under 2.05-1 shall be the present value of future projected cash flow or benefits payable under the Contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including known facts specifically relating to the health of the insured and the terms of the Contract to be reacquired. Values shall be reasonably determined by the Trustee and may be based on the determination of qualified independent parties and Experts, as described in 2.02-5 and 2.06-2.


PAGE 14 - TRUST AGREEMENT

The Trustee shall have the right, but shall be under no duty or obligation, to secure confirmation of value by a qualified independent party or Expert for all property to be substituted for other property.

       2.05-3 The Company shall pay all costs incurred in valuing the assets of the trust fund, including any assets to be substituted for other assets of the trust fund pursuant to 2.05. If not so paid, these costs shall be paid from the trust fund. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any such costs paid out of the trust fund.

2.06   Administrative Powers of Trustee

       2.06-1 Subject in all respects to direction by the Committee or Investment Manager, as applicable, and to the applicable provisions of this Trust Agreement, including limitations on investment of the trust fund, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the Trust, including (without limiting the generality of the foregoing) the powers listed below:

          (a) To sell, convey, transfer, exchange, convert, partition, lease, and otherwise dispose of any of the assets of the Trust at any time held by the Trustee under this Trust Agreement and generally to make, execute, acknowledge and deliver any and all assignments and other instruments whenever such actions may be required to perform its obligation hereunder;

          (b) To exercise any option, conversion privilege, subscription right, or other privilege given the Trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust; and to take any action in connection therewith and receive and retain any securities resulting therefrom;

          (c) To deposit any security with any voting trust or protective or reorganization committee (and to delegate to such committee such power and authority with respect thereto as the Trustee may deem proper), or with depositories designated thereby, and to agree to pay out of the Trust such portion of the expenses and compensation of such voting trust or committee as the Trustee, in its discretion, shall deem appropriate;

          (d) To cause any property of the Trust to be issued, held or registered in the name of the Trustee as trustee, or in the name of one
       (1) or more of its nominees, or one (1) or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property, or to deposit any securities held in the Trust with a securities depository;

          (e) To renew or extend the time of payment of any obligation due or to become due;

          (f) To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the Trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate


PAGE 15 - TRUST AGREEMENT
       any property so received; and to pay all costs and reasonable attorneys' fees in connection therewith out of the assets of the Trust; provided, however, that the Trustee shall be obligated to take any such action only to the extent the assets of the Trust are sufficient to fund such action;

          (g)  To foreclose any obligation by judicial proceeding or otherwise;

          (h) Subject to 2.02, to borrow money from any person in such amounts, upon such terms and for such purposes as the Trustee may be directed by the Committee prior to a Special Circumstance or as the Trustee, in its discretion, may deem appropriate; and in connection therewith, to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and to lend money on a secured or unsecured basis to any person other than a party in interest;

          (i) To manage any real property in the Trust in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms within or beyond the existence of the Trust and upon such conditions as the Trustee may be directed by the Committee or may deem proper; and to grant options to purchase or acquire options to purchase any real property;

          (j) To appoint one (1) or more persons or entities as custodian or ancillary trustee or sub-trustee for the purpose of investing in and holding title to real or personal property or any interest therein located outside the State of Washington; provided that any such custodian, ancillary trustee or sub-trustee shall act with such power, authority, discretion, duties, and functions of the Trustee as shall be specified in the instrument establishing such custodianship, ancillary trust or sub-trust, including (without limitation) the power to receive, hold and manage property, real or personal, or undivided interests therein; and the Trustee may pay the reasonable expenses and compensation of such custodians, ancillary trustees or sub-trustees out of the Trust;

          (k) To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly trust administration or pending required directions, or to create reserves for the payment of expenses or for distributions pursuant to the Plans without liability for payment of interest;

          (l) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by any Participant or beneficiary of the Trust;

          (m) To pay the expenses and taxes of the Trust out of the assets held hereunder, including, without limitation, reasonable expenses and compensation for its services as Trustee;

          (n) To deposit any securities with stock clearing corporations or similar organizations, whether located within the State of Washington or in another state of the United States of America or elsewhere;

          (o)To employ suitable agents, consultants, custodians, and legal counsel, and, as part of its reasonable expenses under this Trust Agreement, to pay their reasonable expenses and compensation;


PAGE 16 - TRUST AGREEMENT

          (p) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

          (q) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the trust fund.

       Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

       2.06-2 The Trustee may engage one (1) or more qualified independent attorneys, accountants, actuaries, appraisers, arbitrators, consultants or other experts (an "Expert") for any purpose, including the determination of Excess Assets pursuant to 2.04 or disputed claims pursuant to 3.03. For purposes of valuing any insurance contract, the issuer of any such Contract shall be deemed to be an Expert. The determination of an Expert shall be final and binding on the Company, the Trustee, and all of the Participants unless, within sixty (60) days after receiving a determination deemed by any Participant to be adverse, any Participant disputes the determination using the procedure for disputed claims pursuant to 3.03. The Trustee shall have no duty to oversee, independently evaluate or otherwise question the determination of the Expert and shall be fully protected in relying upon, and acting in accordance with, any advice or determination of any such Expert. The Trustee shall be authorized to pay the fees and expenses of any Expert out of the assets of the trust fund.

       2.06-3 The Company shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the trust fund are not paid by the Company or contested by the Company pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the trust fund, and the Company shall deposit into the trust fund an amount equal to the amount paid from the trust fund to satisfy such tax liability, upon notice by the Trustee that any such amount has been paid by the Trustee. If requested by the Company, the Trustee may, at the Company's expense, contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses or any liability it may incur in connection with such contest. Alternatively, the Company may itself contest the validity of any such taxes, but any such contest shall not affect the Company's obligation to reimburse the trust fund for taxes paid from the trust fund.

       2.06-4 Notwithstanding any provisions in the Plans or this Trust Agreement to the contrary, the Company and Trustee may withhold any benefits payable to a beneficiary as a result of the death of the Participant or any other beneficiary until such time as (a) the Company is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is or may become payable by the Company or Trustee as a result of benefit payments to the beneficiary; and (b) the Company has determined the amount of generation-skipping transfer tax that is or may become due, including interest thereon. If any such tax is or may become payable, the Company shall reduce the benefits otherwise payable hereunder to such beneficiary by such amounts as the Company feels are reasonably necessary to pay any generation-skipping transfer tax and interest thereon which is or may become due.


PAGE 17 - TRUST AGREEMENT

       Any excess amounts so withheld from a beneficiary, which are not used to pay generation-skipping transfer tax and interest thereon, shall be payable to the beneficiary as soon as there is a final determination of the applicable generation-skipping transfer tax and interest thereon. Whenever any amounts which were withheld are paid to any beneficiary, interest shall be payable by the Company or Trustee to such beneficiary for the period of time between the date when such amounts would otherwise have been paid to the beneficiary and the date when such amounts are actually paid to the beneficiary after the aforementioned generation-skipping transfer tax determinations are made and the amount of benefits payable to the beneficiary is finally determined. Interest shall be payable at the same rate as provided under 5.03-2.

                              ARTICLE III-ADMINISTRATION

3.01   Committee; Company Representatives

       3.01-1 The Committee is the plan administrator for the Plans and has general responsibility to interpret the Plans and determine the rights of Participants and beneficiaries.

       3.01-2 The Trustee shall be given the names and specimen signatures of the members of the Committee and any other Company representatives authorized to take action in regard to the administration of the Plans and this Trust. The Trustee shall accept and rely upon the names and signatures until notified of any change. Instructions to the Trustee shall be signed for the Committee by its Chair or such other person as the Committee may designate and for the Company by any officer or such other representative as the Company may designate.

3.02   Payment of Benefits

       3.02-1 A Participant's entitlement to benefits under the Plans shall initially be determined by the Committee or consultant designated by the Committee. Any claim for such benefits shall be considered and reviewed under the normal claims procedures established for the Plans.

       3.02-2 Benefit payments shall normally be made directly by the Company. If such payments are not made when due, the Participant or beneficiaries shall give written notice of the amount of such non-payment to the Trustee. The Trustee shall forward such notice to the Company and may pay such benefits to the Participant or beneficiaries on behalf of the Company thirty (30) days after such notice had been forwarded to the Company, unless the Company notifies the Trustee in writing in a timely manner that such payment already has been made. At any time the Company may direct the Trust to pay benefits to Participants and beneficiaries on behalf of the Company in satisfaction of the Company's obligations under the Plans, subject to the limitations provided under this Trust Agreement. The Company shall contribute to the Trust such amounts as are necessary to enable the Trustee to make all Plan benefit payments to Participants when due, within thirty (30) days of receipt of written notice from the Trustee that the assets of the Trust or the applicable Subtrust are insufficient to make such payments. Benefit payments from the Trust or a Subtrust shall be made in full until the assets of the Trust or Subtrust are exhausted. Payments due on the date the Trust or Subtrust is exhausted shall be covered pro rata. The Company's obligation shall not be limited to the trust fund, and a Participant or beneficiary shall have a claim against the Company for any payment not made by the Trustee.

       The Trustee shall bear no liability if the assets of the Trust or any Subtrust are insufficient to satisfy any liability of the Plan or Trust, and no Participant or beneficiary or the Company shall have a claim against the Trustee with respect to such insufficiency.


PAGE 18 - TRUST AGREEMENT

       3.02-3 The Trustee shall make payments in accordance with written directions from the Committee or consultant designated by the Committee, except as provided in 3.03. The Trustee may request such directions from the Committee or consultant designated by the Committee. If the Committee or consultant designated by the Committee fails to furnish written directions to the Trustee, within thirty (30) days after receiving a written request for directions from the Trustee, the Trustee may make payments in accordance with the Plan or the most recent Payment Schedule furnished to it by the Company.

       The Trustee shall not be liable for payment of any tax assessed under any existing or future law against the assets of the trust fund. With respect to any benefit payment which is subject to federal, state or local income tax withholding, as directed in writing by the Company, the Trustee shall distribute assets of the trust fund to the Company for its submission to the applicable taxing authority or may pay amounts so withheld to taxing authorities on the Company's behalf, as the Trustee may determine in its discretion. With respect to any federal, state or local income tax on the earnings on the assets of the trust fund, such tax shall be paid by the Company.

       3.02-4 The Trustee shall use the assets of the Trust or any Subtrust to make benefit payments or other payments in the following order of priority, unless the Trustee determines otherwise to protect the Participants:

          (a) Cash contributions from the Company which are specifically designated to enable the Trustee to make such benefit payments or other payments when due;

          (b)  Cash and cash equivalents of the Trust or Subtrust;

          (c) All taxable investments of the Trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine;

          (d) All nontaxable investments of the Trust or Subtrust (other than cash and cash equivalents and Contracts with Insurers), in such order as the Trustee may determine; and

          (e) Contracts with Insurers held in the Trust or Subtrust, in such order and manner (for example, making tax-free withdrawals prior to any taxable withdrawals from Contracts) as the Trustee may determine. Unless the Trustee determines otherwise to protect the Participants, the Trustee shall make tax-free withdrawals prior to any taxable withdrawals from Contracts; shall make withdrawals from Contracts to the premium vanish point before surrendering any Contracts; and shall surrender Contracts, only if necessary, proceeding in order of Contracts on insureds from the youngest to the oldest ages based on the insured's age on the date of surrender of the Contract.

       Notwithstanding the foregoing, the Trustee may use the assets of the Trust or any Subtrust in any other order of priority directed by the Committee with the Written Consent of Participants affected thereby.

3.03   Disputed Claims

       3.03-1 A Participant covered by this Trust whose claim has been denied in whole or in part by the Committee, or who has received no response to the claim within sixty (60) days after submission to the Committee, may submit the claim in writing to the Trustee. The Trustee shall give written


PAGE 19 - TRUST AGREEMENT
notice of the claim to the Committee. If the Trustee receives no written response from the Committee within thirty (30) days after the date the Committee is given written notice of the claim, the Trustee shall pay the Participant the amount claimed. If a written response is received within such thirty (30) days, the Trustee shall designate an Expert to consider the claim pursuant to 2.06-2. If the merits of the claim depend on compensation, service or other data in the possession of the Company and it is not provided, the Expert may rely upon information provided by the Participant..

       3.03-2 The Trustee shall give written notice to the Participant and the Committee of the Expert's decision on the claim. If the decision is to grant the claim, the Trustee shall make payment to the Participant.

       Either the Participant or the Company may challenge the Expert's decision by filing suit in a court of competent jurisdiction. If no filing is made, such suit is filed within sixty (60) days after delivery of written notice of the Expert's decision, the decision shall become final and binding on all parties.

       Notwithstanding the two preceding paragraphs, after the Expert decides a claim, any dispute between a Participant (or beneficiary) and the Company or the Trustee as to the interpretation or application of the provisions of a Plan or this Trust Agreement and amounts payable hereunder may, at the election of any party to such dispute, be determined by binding arbitration in the State of Washington in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. [Procedure for arbitration of disputes set forth in Appendix B hereto.] Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of the Trustee in such arbitration shall be paid by the Trustee from the trust fund and considered an expense of the trust under 3.06.

       3.03-3 If the Committee opposes a claim presented under 3.03-1 and the Trustee ultimately pays the claim from trust assets, the Trustee shall reimburse the Participant's expenses in pursuing the claim, including attorneys fees, from the assets of the Trust. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any such Participant's expenses which are reimbursed by the Trustee.

3.04   Records

       3.04-1 The Trustee shall keep complete records on the trust fund open to inspection by the Company, Committee and Participants at all reasonable times. In addition to accountings required below, the Trustee shall furnish to the Company, Committee and Participants any information reasonably requested about the trust fund.

3.05   Accountings

       3.05-1 The Trustee shall furnish the Company with a complete statement of accounts annually within sixty (60) days after the end of the trust year showing assets and liabilities and income and expense for the year of the Trust and each Subtrust. The Trustee shall also furnish the Company with accounting statements at such other times as the Company may reasonably request. The form and content of the statement of accounts shall be sufficient for the Company to include in computing its taxable income and credits the income, deductions and credits against tax that are attributable to the trust fund.

       3.05-2  The Company may object to an accounting within one hundred twenty
(120) days after it is furnished and require that it be settled by audit by a qualified, independent certified public ac-


PAGE 20 - TRUST AGREEMENT
countant selected by mutual agreement of the Company and the Trustee. Either the Company or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorneys' fees, shall be allowed as administrative expenses of the Trust.

       3.05-3 If the Company does not object to an accounting within the time provided, the account shall be settled for the period covered by it.

       3.05-4 When an account is settled, it shall be final and binding on all parties, including all Participants and persons claiming through them.

3.06   Expenses and Fees

       3.06-1 The Trustee shall be reimbursed for all reasonable expenses and shall be paid a reasonable fee fixed by agreement with the Company from time to time. No increase in the fee shall be effective before thirty (30) days after the Trustee gives written notice to the Company of the increase. The Trustee shall notify the Company periodically of expenses and fees.

       3.06-2 Trustee and other administrative and valuation fees and expenses shall be paid from the trust fund, unless otherwise paid by the Company. The Company shall reimburse the trust fund within thirty (30) days after receipt of a bill from the Trustee for any fees and expenses paid out of the trust fund.


                                 ARTICLE IV-LIABILITY

4.01   Indemnity

       4.01-1 Subject to such limitations as may be imposed by applicable law, the Company shall indemnify and hold harmless the Trustee from any claim, loss, liability or expense, including reasonable attorneys' fees, which the Trustee may incur or pay out by reason of any alleged or actual act or failure to act on the part of any person authorized to act with respect to the Plans or the Trust created hereunder, including without limitation any claim, loss, liability or expense, including reasonable attorneys' fees, arising from any action or inaction in administration of this Trust based on direction or information provided to the Trustee from either the Company, Committee, any Investment Manager, any Expert, or any other person authorized to act hereunder, absent willful misconduct, gross negligence or bad faith on the part of the Trustee. All indemnities provided herein shall survive termination of this Agreement.

4.02   Bonding

       4.02-1 The Trustee need not give any bond or other security for performance of its duties under this Trust.


PAGE 21 - TRUST AGREEMENT

                                 ARTICLE V-INSOLVENCY

5.01   Trustee Responsibility Regarding Payments When Company Is Insolvent

       5.01-1 The Trustee shall cease payment of benefits to Participants and their beneficiaries if it is notified in writing that the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

       5.01-2 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

          (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          (d) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Article III of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (e) The expenses of any determination of Insolvency or solvency shall be allowed as administrative expenses of the Trust.

       5.01-3 Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to 5.01-2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


PAGE 22 - TRUST AGREEMENT

5.02   Insolvency Administration

       5.02-1 During Insolvency Administration while the Company is Insolvent, the Trustee shall hold the trust fund for the benefit of the creditors of the Company and make payments only in accordance with 5.01 and 5.02-2. The Participants and beneficiaries shall have no greater rights than general creditors of the Company. The Trustee shall continue the investment of the trust fund in accordance with 2.02.

       5.02-2 The Trustee shall make payments out of the trust fund in one (1) or more of the following ways:

          (a) To creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Company's condition of Insolvency;

          (b) To Participants and beneficiaries in accordance with such instructions; or

          (c)  In payment of its own fees or expenses.

       5.02-3 The Trustee shall have a priority claim against the trust fund with respect to its own fees and expenses.

5.03   Termination of Insolvency Administration

       5.03-1 Insolvency Administration shall terminate when the Trustee determines that the Company:

          (a) Is not Insolvent, in response to a notice or allegation of insolvency under 5.01;

          (b)  Has ceased to be Insolvent; or

          (c) Has been determined by a court of competent jurisdiction not to be Insolvent or to have ceased to be Insolvent.

       5.03-2 Upon termination of Insolvency Administration under 5.03-1, the trust fund shall continue to be held for the benefit of the Participants and beneficiaries under the Plans. Benefit payments due during the period of Insolvency Administration shall be made as soon as practicable, together with interest from the due dates, as directed by the Committee, based upon the following rates:

          (a) For deferred compensation or other defined contribution plans, the rate credited on the Participant's account under the Plan.

          (b) For supplemental retirement or other defined benefit plans, a rate equal to the average PBGC rate applicable to immediate annuities during the period while benefit payments were suspended.

5.04   Creditors' Claims During Solvency

       5.04-1 During periods of solvency, the Trustee shall hold the trust fund exclusively to pay Plan benefits and fees and expenses of the Trust until all Plan benefits have been paid. Creditors of the


PAGE 23 - TRUST AGREEMENT

Company shall not be paid during solvency from the trust fund, which may not be seized by or subjected to the claims of such creditors in any way.

       5.04-2 A period of solvency is any period when the Company is not Insolvent.


                            ARTICLE VI--SUCCESSOR TRUSTEES

6.01   Resignation and Removal

       6.01-1 The Trustee may resign at any time by written notice to the Company, which shall be effective in sixty (60) days unless the Company and the Trustee agree otherwise.

       6.01-2 The Trustee may be removed by the Company on sixty (60) days' written notice or shorter notice accepted by the Trustee. After a Special Circumstance, the Trustee may be removed only with the Written Consent of Participants.

       6.01-3 When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee as soon as practicable.

6.02   Appointment of Successor

       6.02-1 The Company may appoint any national or state bank or trust company that is unrelated to the Company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. After a Special Circumstance, a successor Trustee may be appointed by the Company only with the Written Consent of Participants.

       6.02-2 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
Article II. The successor Trustee shall not be responsible for, and the Company shall indemnify and hold harmless the successor Trustee from any claim or liability because of, any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

6.03   Accountings; Continuity

       6.03-1 A Trustee who resigns or is removed shall submit a final accounting to the Company as soon as practicable. The accounting shall be received and settled as provided in 3.05 for regular accountings.

       6.03-2 No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plans or this Trust.


                        ARTICLE VII--GENERAL PROVISIONS

7.01   Interests Not Assignable


PAGE 24 - TRUST AGREEMENT

       7.01-1 The interest of a Participant in the Trust may not be assigned, pledged or otherwise encumbered, seized by legal process, transferred or subjected to the claims of the Participant's creditors in any way.

       In particular, no amount payable to or in respect of any Participant shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to do so will be void. The Trust corpus or income shall in no manner be liable for or subject to the debts or liabilities of Participants or their beneficiaries. No Participant or beneficiary (or any party related to either of the foregoing) may have any interest in the Trust's assets either as an owner, a nominee, or otherwise. It is the intention that establishment of this Trust will not cause the Plans to be funded for federal income tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the assets of this Trust shall be subject to the claims of general creditors of the Company when the Company is or becomes Insolvent.

       7.01-2 The Company may not create a security interest in the trust fund in favor of any of its creditors. The Trustee shall not make payments from the trust fund of any amounts to creditors of the Company other than Participants, except as provided in 5.01 and 5.02.

       7.01-3 The Participants shall have no interest in the assets of the trust fund beyond the right to receive payment of Plan benefits and reimbursement of expenses from such assets, subject to the limitations during Insolvency referred to in 5.01 and 5.02. During Insolvency Administration the Participants' rights to Trust assets shall not be superior to those of any other general creditors of the Company.

7.02   Amendment

       7.02-1 The Company and the Trustee may amend this Trust Agreement at any time by a written instrument executed by both parties, except that no amendment shall make this Trust revocable or have retroactive effect so as to deprive any Participant or beneficiary of any benefit which has previously been paid to such Participant or beneficiary from Trust assets. Except as provided below, any amendment after a Special Circumstance may be made only with the Written Consent of Participants. Notwithstanding the foregoing, any amendment may be made by written agreement of the Company and the Trustee without the Written Consent of Participants if such amendment will not have a material adverse effect on the rights of any Participant hereunder or is necessary to comply with any laws, regulations or other legal requirements.

7.03   Applicable Law

       7.03-1 This Trust shall be governed, construed and administered according to the laws of Washington, except as preempted by ERISA.

7.04   Agreement Binding on All Parties

       7.04-1 This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties.
7.05   Notices and Directions

       7.05-1 Any certificates, notices, orders, requests, instructions, directions or objections of the Company, Committee or an Investment Manager pursuant to this Trust Agreement shall be satis-


PAGE 25 - TRUST AGREEMENT
factorily evidenced to the Trustee by a written statement (provided, however, that the Trustee may, in its sole discretion, accept oral notices, orders, requests, instructions, directions and objections subject to confirmation in writing). The Trustee may act upon any certificate, notice, order, request, instruction, direction or objection purporting to have been signed on behalf of the Company, Committee or an Investment Manager which the Trustee believes to be genuine and to have been executed by the Company, Committee or an Investment Manager, or by any person whose authority to act for the Company, Committee or an Investment Manager has been certified to the Trustee by the Company, Committee or an Investment Manager, as the case may be, and shall be fully protected for acting in accordance therewith or for failing to act in the absence thereof. Communications to the Trustee shall be sent to the Trustee's office as set forth below or to such other address as the Trustee shall specify in writing, and such communications to the Trustee shall be effective when received by the Trustee.

       7.05-2 Any notice or direction under this Trust Agreement shall be in writing and shall be effective when actually received. Notices sent to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Notices to the Committee shall be sent to the address of the Company. Notices to Participants who have submitted claims under 3.03 shall be mailed to the address shown in the claim submission. Until notice is given to the contrary, notices to the Company and the Trustee shall be addressed as follows:

       Company:               Egghead, Inc.
                              22705 E. Mission
                              Liberty Lake, Washington  99019
                              Attention:  Kurt Conklin

       Trustee:               Wells Fargo Bank, N.A.
                              999 Third Avenue, 14th Floor
                              Seattle, WA  98111
                              Attention:  Wendell Coombs

7.06   No Implied Duties

       7.06-1 The duties of the Trustee shall be those stated in this Trust, and no other duties shall be implied.

7.07   Gender, Singular and Plural

       7.07-1 All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

7.08   Counterparts


       7.08-1 This Trust Agreement may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute one
(1) and the same instrument, which may be sufficiently evidenced by any one (1) counterpart.

                             ARTICLE VIII--INSURER


PAGE 26 - TRUST AGREEMENT

8.01   Insurer Not a Party

       8.01-1 The Insurer shall not be deemed to be a party to this Trust Agreement, and its obligations shall be measured and determined solely by the terms of its Contracts and other agreements executed by it.

8.02   Authority of Trustee

       8.02-1 The Insurer shall accept the signature of the Trustee on any documents or papers executed in connection with such Contracts. The signature of the Trustee shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have such Contract issued on his life and is eligible for a Contract of the type and amount requested.

8.03   Contract Ownership

       8.03-1 The Insurer shall deal with the Trustee as the sole and absolute owner of the Trust's interests in such Contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of the Plans or this Trust Agreement.

8.04   Limitation of Liability

       8.04-1 The Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid. The Insurer shall have no liability for the operation of this Trust Agreement or the Plans, whether or not in accordance with their terms and provisions.

8.05   Change of Trustee

       8.05-1 The Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice from the Company of the appointment and qualification of a successor Trustee.


PAGE 27 - TRUST AGREEMENT

       IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on the dates set forth below.


                                        EGGHEAD, INC.


                                   By: /s/ Kurt S. Conklin
                                      -------------------------------------

                                  Its: Sr. V.P.
                                      -------------------------------------

                             Executed: Nov. 1
                                      ------------------------------------,
                                      1996


                                   TRUSTEE


                                   By:_____________________________________

                                  Its:_____________________________________

                             Executed:____________________________________,
                                      19____


PAGE 28 - TRUST AGREEMENT

                                      APPENDIX A

                           Assumptions and Methodology for

                      Calculations Required Under 2.01 and 2.04



1. The liability for benefits under each Plan will be calculated using two (2) different assumptions as to when Participants terminate service:

     (a)  As of the applicable date under 2.01 or 2.04, and

     (b) Twenty-four (24) months after the applicable date, assuming future compensation continues at current levels, and future deferrals under deferred compensation plans continue pursuant to prior elections.

     The liability for accrued benefits under each Plan will be the greater of the liabilities calculated in accordance with (a) and (b) above.

2. Calculations will be based upon the most valuable optional form of payment available to the Participant.

3. The liability for benefits under deferred compensation or other defined contribution Plans shall be equal to the deferral or other account balances (vested and unvested) of Participants as of the applicable date, plus projected deferrals expected to be made within twenty-four (24) months after the applicable date pursuant to prior elections. Account balances of Participants under a Plan shall be calculated based on crediting the highest rate of interest which may become payable to Participants under the Plan.

4. The liability for benefits under supplemental retirement or other defined benefit Plans shall be equal to the present value of accrued benefits (vested and unvested) of Participants as of the relevant dates under 1(a) or (b) above, discounted in accordance with paragraph 8 below.

5. The liability for benefits under each Plan shall be calculated by assuming that each Participant is terminated at a time when he is entitled to receive any benefit enhancement provided by the Plan upon a Change in Control.

6. The liability for benefits under all Plans shall also include the present value (discounted to the applicable date in accordance with paragraph 8 below) of any survivor benefits which exceed the account balances or other accrued benefits of Participants and are not covered by death benefits payable under insurance contracts held in the Trust.


                                                                     EXHIBIT A.1

                                      APPENDIX A

                           Assumptions and Methodology for

                      Calculations Required Under 2.01 and 2.04
                                     (Continued)


7. No mortality is assumed prior to the commencement of benefits, except for purposes of calculating any additional accrued liability under paragraph 6 above. Future mortality is assumed to occur in accordance with the 1983 Group Annuity Mortality Table after the commencement of benefits.

8. The present value of amounts under subparagraphs (a) (with respect to defined benefit plans), (b), (c) and (d) of 2.01-3 shall be determined using a discount rate equal to the lesser of (i) one hundred percent (100%) of the applicable long-term Federal rate determined under Section 1274(d) of the Code or (ii) the interest rate (or series of interest rates) used to determine the amount of a lump sum payment under the applicable Plan.

9. Where left undefined above, calculations will be performed in accordance with generally accepted actuarial principles.


                                                                     EXHIBIT A.2

                                      APPENDIX B

                               Arbitration of Disputes



     (a) RIGHT TO ARBITRATION. Time is of the essence in the resolution of any and all disputes which may arise under this Trust Agreement and the determination of whether any payments are due hereunder or the amount or timing thereof. A Participant (or following his or her death, his or her beneficiary) may, but need not, submit any such dispute, disagreement or claim for payment hereunder to arbitration as provided herein.

     The right to select arbitration shall be solely that of the Participant (or beneficiary) in his or her sole discretion. Arbitration is not mandatory on the Participant (or beneficiary), and the Participant (or beneficiary) may choose in lieu thereof to bring an action in an appropriate civil court. However, once an arbitration is commenced by the Participant (or beneficiary), it may not be discontinued without the mutual consent of all parties to the arbitration. During the lifetime of the Participant, only the Participant can initiate an arbitration proceeding under this Trust Agreement.

     In the event that the Company commences an action or proceeding in any court against a Participant (or beneficiary), whether with respect to a dispute, disagreement or claim for payment under this Trust Agreement, the Participant (or beneficiary) may, but need not, apply to a court of competent jurisdiction, within ninety (90) days following receipt of service of a summons and complaint or the equivalent thereof, for an order dismissing or staying (pending the final completion of arbitration as provided herein) all or so much of such action or proceeding as affects or relates to a dispute, disagreement or claim for payment under this Trust Agreement or relieving the Participant (or beneficiary) of any obligation to file an affirmative defense or counterclaim in such action or proceeding to the extent the same affects or relates to a dispute, disagreement or claim for payment under this Trust Agreement.

     The Company hereby consents to the issuance of such an order, upon such application, with respect to any aspect of the action, proceeding, defense or counterclaim which the Participant (or beneficiary) demonstrates to the court's satisfaction may reasonably affect or relate to any dispute, disagreement or claim for payment under this Trust Agreement. Any such order may be conditioned upon the prompt initiation of arbitration by the Participant (or beneficiary) in accordance with this Appendix B.

     (b) INITIATION OF ARBITRATION. A Participant (or beneficiary) who intends to initiate arbitration hereunder shall first deliver to the Committee which administers the Plan a claim in writing for payment under the Plan setting forth in reasonable detail the basis for and calculation of the claim or a proposed resolution of any other dispute or disagreement that may exist.


                                                                     EXHIBIT B.1

                                      APPENDIX B

                               Arbitration of Disputes
                                     (Continued)


     If the Company does not pay the full amount of the claim for payment, or does not deliver a written, unconditional acceptance of the proposed resolution, within sixty (60) days following delivery of the claim for payment or proposed resolution, or upon entry of an order of a court as provided in paragraph (a) hereof, the Participant (or beneficiary) may deliver to the Company a written list of five proposed arbitrators, each of whom must be either (i) a member of the National Academy of Arbitrators residing in the State of Washington, or (2) a retired judge of the Washington Superior Court, Court of Appeals or Supreme Court or the United States District Court for the Districts of Washington or the United States Court of Appeals for the Ninth Circuit, provided, however, that any such judge must then reside in the State of Washington.

     Within seven (7) days following delivery of such list, the Company shall select one (1) of the proposed arbitrators as the arbitrator for the dispute, disagreement or claim for payment in question and shall, within said seven (7) day period, deliver written notice of such selection to the Participant (or beneficiary). If the Company fails to deliver such written notice within said period, the Participant (or beneficiary) shall select one (1) of the proposed arbitrators, promptly deliver written notice thereof to the Company, and such selection shall be binding upon the Company.

     (c) CONDUCT OF ARBITRATION. The arbitration proceeding shall commence within seven (7) days following selection of the arbitrator, or as soon thereafter as possible, and shall proceed with all due diligence. No continuance or postponement of the arbitration shall be granted to the Company without the consent of the Participant (or beneficiary). Absence from or the failure to participate in any hearing or session of the arbitration by the Company shall not prevent the issuance of an award. Without the consent of the Participant (or beneficiary), no arbitration hearing or session shall be conducted outside the County of Spokane.

     The arbitration shall be conducted in accordance with such rules and procedures as may be determined by the arbitrator. The arbitrator may determine when sufficient evidence has been submitted to permit the issuance of an award. The arbitrator's award shall be issued in writing as expeditiously as possible and in no event more than thirty (30) days following the close of the hearing. The arbitrator may, if he or she deems it necessary to the issuance of an award, engage the services of an accountant, actuary or other expert to advise and assist in the arbitration.

     Notwithstanding the right of the Plan administrator to administer and interpret the Plan, no decision by the Plan administrator in this regard shall be entitled to any deference in such arbitration.

     (d) ARBITRATION AWARD. The arbitrator may order the Company to take, or to refrain from taking, any action and may make a monetary award to the Participant (or beneficiary).


                                                                     EXHIBIT B.2

                                      APPENDIX B

                               Arbitration of Disputes
                                     (Continued)


     Any monetary award and any additional awards shall bear interest at a rate determined by the arbitrator from the date, as determined by the arbitrator, that any payment should have been made by the Company to the Participant (or beneficiary).

     (e) COSTS OF ARBITRATION. The arbitrator shall order the losing party in the arbitration (1) to pay for the costs of the arbitration, including, without limitation, the arbitrator's fees and expenses and the fees of a stenographic reporter if employed, and (2) to reimburse the prevailing party for all costs of the arbitration which have previously been paid by the prevailing party. Each party shall pay for its own fees and expenses in connection with the arbitration, including, without limitation, its fees and expenses of counsel, accountants, actuaries and other experts.

     The Participant (or beneficiary) shall be deemed to be the prevailing party if the arbitrator (1) finds that the Company has breached the provisions of the Plan or this Trust Agreement or orders the Company to take, or to refrain from taking, any action or (2) makes a monetary award of any amount to the Participant (or beneficiary).

     The arbitration award, the additional award, interest, and the costs of the arbitration shall be due and payable within five (5) days following the issuance of the award.

     (f) ENFORCEMENT OF THE AWARD. The award of the arbitrator shall be final, binding and conclusive upon the parties and shall not be subject to judicial review except as set forth in Sections 7.04.160 and 7.04.170 of the Washington Code of Civil Procedure or any successor statute thereto. Any party may apply to a court of competent jurisdiction for confirmation or enforcement of such award.


                                                                     EXHIBIT B.3

                                      SCHEDULE I


                                 Plans and Agreements

                              Covered by Trust Agreement



-    Egghead, Inc. Deferred Compensation Plan
-    Egghead, Inc. Supplemental Life Insurance Benefit Plan


             [PARTICIPANTS AND BENEFICIARIES COVERED BY TRUST AGREEMENT]


     All Participants in the Plans identified above who are in active service with Egghead on or after July, and beneficiaries of such Participants. Participants in these Plans who retired or terminated service for any reason prior to such date and their beneficiaries are not covered by this Trust Agreement.



                                                                      SCHEDULE I

                                    EGGHEAD, INC.
                       Supplemental Life Insurance Benefit Plan

                                       PREAMBLE

The purpose of this Supplemental Life Insurance Benefit Plan ("Plan") is to provide a supplemental life insurance benefit to a select group of management or highly compensated employees of Egghead, Inc. This Plan shall be effective as of September 15, 1996.

                                      ARTICLE I
                                     DEFINITIONS

    A. Part One is an amount payable to the Company equal to the cash value of the Policy, plus any proceeds in excess of the Part Two amount defined below.

    B. Part Two is an amount equal to the promised life insurance benefit as listed in the attached Appendix A.

    C. PLAN - This Supplemental Life Insurance Benefit as effective September 15, 1996.

                                      ARTICLE II
                                LIFE INSURANCE POLICY

    A. In furtherance of the purposes of this Plan to provide pre-retirement death benefits, life insurance (the Policy) has been applied for on the lives of Participants listed in Appendix A (the Insured Participant) from one or more insurance companies (the Insurer). The Participants agree to cooperate in the application for such Policies and agree that the Company shall have an insurable interest in each Participant or Participant/Beneficiary.

    B. This Plan is effective as to a particular Policy upon execution, or upon issuance and acceptance of such Policy, whichever is later.

                                     ARTICLE III
                     OWNERSHIP RIGHTS AND DUTIES UNDER THE POLICY

    A. The Company shall be the owner of all rights and incidents of ownership in the Policy. The Insured Participant's only right shall be to designate Company the beneficiary of Part Two of the proceeds of such Policy.

    B.   The Company shall be responsible for safeguarding the Policy.

    C. The Company shall execute and promptly deliver any appropriate documents, including the Policy, as required by the Insurer. The beneficiary of Part Two of such Policy shall be in accordance with the written direction of the Insured Participant.

                                      ARTICLE IV
                             POLICY LOANS AND WITHDRAWALS

    The Company shall have all rights of ownership of Policy cash values, including, but not limited to, the right to obtain loans secured by the Policy as well as withdrawals. The amount of any withdrawals or loans, together with the unpaid interest thereon, shall at no time exceed that amount that the Company would be entitled to as determined by the definitions of Part One and Part Two in Article I. The interest due on any Policy loans shall be a debt of the Company owed to the Insurer. The Insured Participant shall have no rights or interests in Policy cash values or in any part of the Company's interests in the Policy.

                                      ARTICLE V
                                 PAYMENT OF PREMIUMS

    All premiums due on the Policy shall be paid by the Company.


                                      ARTICLE VI
                                 PAYMENT OF PROCEEDS

    On the Insured Participant's death, the Company shall receive Part One of the Policy, and such party or parties as designated by the Insured Participant in writing pursuant to Article III shall be the beneficiary of Part Two of the Policy.


                                     ARTICLE VII
               TERMINATION OF PLAN WITH RESPECT TO INSURED PARTICIPANTS

    The provisions of this Plan shall terminate immediately as to an Insured Participant for any of the following reasons:

    1.   Performance of its terms, following the death of the Insured
         Participant;

    2.   Reaching the Insured Participant's Retirement Date;

    3. Termination of the Insured Participant's employment with the Company for reasons other than death or disability;

    4. The Company's delivery of written notice to the Insured Participant of its decision to terminate such provisions by amendment of this Plan.


                                     ARTICLE VIII
                        REPAYMENT FOR REASONS OTHER THAN DEATH

    A. In all instances of termination of the Policy other than death, the Company shall certify as required by the Insurer that such repayment shall release the Insurer from any liability to the Company.

    B. Such repayment to the Company of the amounts owed it shall be made from the total cash values of the Policy. All parties shall execute the documents necessary to facilitate such use of the total cash values.


                                      ARTICLE IX
                                        DEATH

    Each Participant shall designate a Beneficiary or Beneficiaries on a form to be filed with the Company. If a Participant is married when the Beneficiary designation is made and such designation is someone other than the spouse, the designation shall not be valid without the written consent of the spouse. If no designation is filed with the Company or if the designated Beneficiary shall not survive such Participant, then the payments from the account of the deceased Participant shall be paid to the surviving spouse, if any, or, if none, then to the Participant's personal legal representative.

                                      ARTICLE X
                                   NAMED FIDUCIARY

    A. The Secretary of the Company is hereby designated as the Named Fiduciary of this Plan, in accordance with the Employee Retirement Income Security Act of 1974 and shall serve in such capacity until resignation or removal by the Board of Directors of the Company and appointment of a successor by a duly adopted resolution of the Board. The business address and telephone number of the Named Fiduciary are:
         Egghead, Inc. 22705 East Mission, Liberty Lake, WA  99019.  Phone
         (509) 921-2882.

    B. The Named Fiduciary shall have the authority to control and manage the operation and administration of the Split-Dollar Provisions of the Plan. The Named Fiduciary shall be responsible for making timely delivery of any required premiums to the Insurer.

    C. The Plan, and all related documents, shall be retained by the Named Fiduciary and made available for examination at the above indicated business address. Upon written request, the Plan and related documents shall be provided to the parties to this Agreement.


                                      ARTICLE XI
                                   CLAIMS PROCEDURE

    A. Death Benefits shall be payable in accordance with the provisions of the Plan. Should the Insured Participant's beneficiary fail to receive benefits to which there is a reasonable belief of entitlement, such beneficiary may file a claim. Any claim for a benefit hereunder shall be filed by the beneficiary (claimant) of this Plan by written communication which is made by the claimant or the claimant's authorized representative and is reasonably calculated to bring the claim to the attention of the Named Fiduciary.

    B. If a claim for a death benefit is wholly or partially denied, a written notice of the decision shall be furnished to the claimant by the Named Fiduciary or the Named Fiduciary's designee within a reasonable period of time after receipt of the claim, which notice shall include the following information:

         a)   The specific reason or reasons for the denial;

         b) Specific reference to the pertinent provisions upon which the denial is based;

         c) A description of any additional material or information necessary for the claimant to perfect the claim and an expression of why such material or information is necessary; and

         d)   An explanation of the Plan's claim review procedures.

    C. In order that a claimant may appeal a denial of a claim, a claimant or the claimant's duly authorized representative:

         a) May request a review by written application to the Named Fiduciary or the Named Fiduciary's designee not later than 60 days after receipt by the claimant of written notification of denial of a claim;

         b)   May review pertinent documents; and

         c)   May submit issues and comments in writing.

    D. A decision of review of a denied claim shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 120 days after receipt of a request for review.
         The decision of review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

    E. Notwithstanding anything contained in this procedure to the contrary, any claim for a death benefit under an insurance policy under the Plan shall be filed with the Insurer by the claimant or the claimant's authorized representative on the form or forms prescribed for such purpose by the Insurer. The Insurer shall have sole authority for determining whether a death claim shall or shall not be paid, either in whole or in part, in accordance with the terms of such insurance contract which may have been purchased on the life of the Insured Participant.

                                     ARTICLE XII
                                 LIABILITY OF INSURER

    A. The Insurer is not a party to this Plan. With respect to any Policy issued pursuant to this Plan, the Insured shall have no liability except as set forth in the Policy. Such Insurer shall not be bound to inquire into or take notice of any of the terms of this Plan or as to the application of the proceeds of such Policies.

    B. The Insurer shall be discharged from all liability by making payments of the proceeds of the Policy as directed by the Company and in permitting rights and privileges under a Policy to be exercised pursuant to the provisions of the Policy.

                                     ARTICLE XIII
                              TERMINATION OF EMPLOYMENT

Nothing herein provided shall abrogate or modify in any way the Company's right to terminate the Company's employment of any Participant at any time, with or without cause.


                                     ARTICLE XIV
                        AMENDMENT AND TERMINATION OF AGREEMENT

    A. RIGHT TO AMEND AND TERMINATE. The Board of Directors of the Company shall have the right to terminate this Plan at any time or to modify, alter or amend it in whole or in part, subject to the Company's obligations to pay all sums then credited to Participants, Participant/Beneficiaries and Beneficiaries under the terms of this Plan.

    B. TERMINATION OF PLAN. This Plan shall terminate upon written notice by the Board of Directors of the Company, upon complete discontinuance of contributions by the Company for a period of three (3) years, in the event of the bankruptcy or receivership of the Company or upon the dissolution or merger of the Company unless a successor to the business agrees to continue the Plan by executing an appropriate supplemental agreement. In the event that the Company is taken over by a successor who agrees to continue the Plan, the employment of any employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed
this  1  day of       Nov         1996.
     ---        ----------------,

                                  Egghead, Inc.

                                  By: /s/ Kurt S. Conklin
                                     --------------------------------


                                  Its: Senior V.P.
                                      -------------------------------


                                  Executed:__________________________
                                          19__

                                      APPENDIX A


    NAME                                              DEATH BENEFIT


    Stephen Boer                                        $100,000
    William S. Burbank                                  $175,000
    Tommy E. Collins                                    $300,000
    Kurt S. Conklin                                     $350,000
    Thomas P. Dipiertro                                 $100,000
    Steven T. Dong                                      $175,000
    Rosamaria Gonzales Cobery                           $100,000
    Robert J. Grammar, Jr.                              $100,000
    Peter F. Grossman                                   $500,000
    Michael J. Harkins                                  $175,000
    Norm Hollinger                                      $175,000
    Lane C. Hubbard                                     $175,000
    Jim Kalasky                                         $300,000
    Kathleen J. Kennedy                                 $175,000
    William J. Kennedy                                  $175,000
    Kirk W. Lockhart                                    $300,000
    Daniel J. MacDonald                                 $100,000
    Jim Reuss                                           $175,000
    Randall L. Rohde                                    $100,000
    Julie Shifflet                                      $175,000
    Ronald J. Smith                                     $350,000
    Terence M. Strom                                    $750,000
    Judy Suter                                          $100,000
    Charles Tunnicliffe                                 $100,000
    Robert K. Waite                                     $100,000
    Francis W. Warden                                   $100,000
    Ed Wozniak                                          $300,000